UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.   )
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Soliciting Material under Rule 14a-12

KVH INDUSTRIES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)
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Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

KVH

**ALWAYS**CONNECTED

# 2026 Proxy Statement

## Notice of Annual Meeting of Stockholders

KVH Industries, Inc.
500 Wood Street
Unit 320, 1st Floor
Bristol, RI 02809
April 28, 2026
Dear Fellow Stockholder:
We are pleased to invite you to attend KVH Industries, Inc.’s 2026 annual meeting of stockholders, which will take place on June 10, 2026, at 11:00 a.m. local time at our world headquarters at 500 Wood Street, Unit 320, 1st Floor, Bristol, Rhode Island 02809.
As an innovative leader in mobile connectivity solutions, we deliver superior integrated airtime services, products, and value-added services to large markets worldwide. In doing so, we have established a versatile multi-orbit, multi-channel communications network that supports our hybrid connectivity solutions for our global subscriber base. Our airtime and value-added services, award-winning mobile connectivity terminals, and distribution of third-party terminals enable us to support commercial, leisure, and military maritime operations along with crew welfare needs, while our mobile satellite TV terminals deliver live TV entertainment to maritime and land customers.
In addition to this proxy statement, we encourage you to read our 2025 annual report for a more complete picture of our performance and how we are working to increase stockholder value.
Finally, we encourage you to vote, regardless of the size of your share holdings. Every vote is meaningful, and your participation helps us better hear and act on what matters to you as a stockholder. Please vote by signing and dating the enclosed proxy card and returning it in the enclosed postage-paid envelope. You can also vote over the Internet or by telephone by following the instructions on the enclosed proxy card.
On behalf of all of us at KVH, we want to thank you for your continued support and ownership of KVH. I hope you will be able to join us at the annual meeting.
Sincerely,
David M. Tolley
Chairman of the Board of Directors
The Notice of Annual Meeting of Stockholders, the accompanying Proxy Statement, form of proxy card, and the 2025 Annual Report are first being mailed to stockholders of record as of April 15, 2026, on or about April 29, 2026.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
Date and Time:	Wednesday, June 10, 2026, at 11:00 a.m., Eastern Time
Venue:	KVH Industries, Inc. 500 Wood Street Unit 320, 1st Floor Bristol, RI 02809
Items of Business:	Proposal 1: To elect two Class III directors to a three-year term expiring in 2029;
Proposal 2: To approve, on an advisory (non-binding) basis, the compensation of our named executive officers in 2025;
Proposal 3: To ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for 2026; and
To transact such other business as may properly come before the annual meeting or any adjournment or postponement of the meeting.
Record Date:
Our board of directors has fixed the close of business on Wednesday, April 15, 2026, as the record date for the determination of the stockholders entitled to receive notice of, and to vote at, the annual meeting and any adjournment or postponement of the meeting. Only stockholders of record on Wednesday, April 15, 2026, are entitled to receive notice of, and to vote at, the annual meeting or any adjournment or postponement of the meeting.

Voting:
Your vote is very important. Regardless of whether you plan to attend the annual meeting, we hope you will vote as soon as possible. You may vote your shares by mail, over the Internet, via a toll-free telephone number or in person by attending the meeting. If you received a paper copy of a proxy card or voting instruction form by mail, you may submit your proxy card or voting instruction form for the annual meeting by completing, signing, dating, and returning your proxy card or voting instruction form in the postage-paid envelope provided. For specific instructions on how to vote your shares, please refer to the section entitled “Questions and Answers About the Annual Meeting of Stockholders and Voting” beginning on page 5 of the accompanying proxy statement. If you are the beneficial but not record owner of your shares (that is, you hold your shares in “street name” through an intermediary such as a broker), you will receive instructions from your broker as to how to vote your shares.

By Order of the Board of Directors,
Felise Feingold
Secretary
April 28, 2026

YOUR VOTE IS IMPORTANT
Mail	Telephone	Internet	In Person
Please complete, sign and return the enclosed proxy card, whether or not you plan to attend the annual meeting.	Use the toll-free telephone number on your proxy card to vote by telephone.	Visit the website noted on your proxy card to vote via the Internet.	Vote by attending the meeting and casting a ballot in person. You must be a record holder or have a valid proxy from a record holder.

Important Notice Regarding the Availability of Proxy Materials
for the Annual Meeting of Stockholders to be Held on June 10, 2026
This proxy statement and our 2025 annual report to stockholders are available on the Internet at
www.kvh.com/annual.
You can read, print, download and search these materials at that website.
The website does not use “cookies” or other tracking devices to identify visitors.
None of the information on our website or elsewhere on the Internet forms a part of this proxy statement or is incorporated by reference into this proxy statement.

This proxy statement (including all appendices attached hereto, this “proxy statement”) is furnished in connection with the solicitation of proxies by the board of directors of KVH Industries, Inc., a Delaware corporation, for use at the 2026 annual meeting of stockholders of the company (including any adjournments, postponements, or continuations thereof, the “annual meeting”). Unless the context otherwise requires, references in this proxy statement to “KVH,” the “company,” “we,” “us,” “our,” and similar terms refer to KVH Industries, Inc.
PROXY STATEMENT SUMMARY
The proxy summary is an overview of information that you will find elsewhere in this proxy statement and our 2025 annual report. As this section is only a summary and does not contain all of the information that you might wish to consider, we encourage you to read the entire proxy statement and 2025 annual report for more information about these topics before you vote.
ANNUAL MEETING OF STOCKHOLDERS
Date and Time:	Wednesday, June 10, 2026, at 11:00 a.m., Eastern Time
Venue:	KVH Industries, Inc. 500 Wood Street Unit 320, 1st Floor Bristol, RI 02809
Record Date:	The close of business on April 15, 2026
Voting:	Each share of common stock outstanding on the record date will be entitled to cast one vote
VOTING MATTERS
Management Proposals	Board Vote Recommendation	Page
1. Election of Directors	FOR the Board’s Nominees	7
2. Non-Binding Say on Pay Vote	FOR	9
3. Ratification of Appointment of Independent Public Accounting Firm	FOR	12
ELECTION OF DIRECTORS
The following table provides summary information about our nominees for election to the board as Class III Directors. Additional information for all directors, including the nominees, may be found on pages 7 - 8 and 13 - 15.
Name	Age	Director Since	Independent	Committee Membership
David M. Tolley	59	2022	Yes	Audit Committee Compensation Committee (Chair) Nominating and Corporate Governance Committee
Stephen H. Deckoff	60	2023	Yes	None

1   KVH Industries, Inc. 2026 Proxy Statement

PROXY STATEMENT SUMMARY
COMMITMENT TO GOOD CORPORATE GOVERNANCE
Our board of directors monitors best practices in governance and adopts measures it determines to be in the best interest of stockholders. Highlights of our governance practices include:
✔	Our directors are elected for three-year terms by majority voting in uncontested elections and by plurality voting in contested elections
✔	All of our directors are independent, other than our CEO
✔	All of the members of our Audit, Compensation and Nominating and Corporate Governance Committees are independent
✔	We have appointed an independent Chair of the Board
✔	Executive sessions of independent directors are held at each regularly scheduled Board meeting
✔	We conduct annual stockholder votes to ratify the selection of our independent registered public accounting firm
✔	The majority of director compensation is in the form of KVH common stock
✔	We have a strong pay-for-performance executive compensation philosophy
✔	We conduct annual non-binding “say on pay” votes regarding our executive compensation program
✔	We have a “double-trigger” requirement for executives to receive cash severance and equity vesting upon a change of control
✔	Our Compensation Committee is responsible for hiring any independent compensation consultant hired to assist with determining executive compensation
✔	We conduct annual board and committee self-assessments
✔	We prohibit short sales, transactions in derivatives, hedging, and pledging of KVH securities by our directors and named executive officers
NON-BINDING SAY ON PAY VOTE
We are asking our stockholders to approve, in a non-binding vote, the compensation awarded to our named executive officers for 2025. The compensation committee of our board of directors oversees our executive compensation program, which is designed to motivate our executives to increase profitability and stockholder returns, to tie pay to performance effectively, and to compete effectively for and retain managerial talent. We are asking our stockholders to indicate their support for our named executive officer compensation. We believe that our executive compensation program was designed appropriately and is working to retain valuable members of management and to ensure that their interests are aligned with our stockholders’ interests to support long-term value creation.
This “say on pay” vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the compensation methodology described in this proxy statement. While this vote is advisory and not binding, the board and the compensation committee will consider the outcome of the vote, along with other relevant factors, when considering future executive compensation decisions.
Additional information regarding the non-binding “say on pay” vote may be found on pages 9 - 11.

KVH Industries, Inc. 2026 Proxy Statement   2

PROXY STATEMENT SUMMARY
2025 EXECUTIVE COMPENSATION HIGHLIGHTS
The 2025 compensation program for our named executive officers was comprised of three primary elements – base salary, cash-based incentive compensation and annual equity grants. We believe the compensation program for our named executive officers included key features that aligned the interests of our executives with KVH’s business strategies and goals as well as stockholders’ interests.
What We Do	What We Don’t Do

✔
Offer competitive compensation that attracts and retains executive talent, including selective retention bonuses during periods of significant transition

✔
Seek to align the interests of our named executive officers with those of our stockholders and reward the creation of long-term value for KVH stockholders through equity grants comprising a significant portion of total target compensation

✔
Emphasize variable performance-based compensation, including equity compensation, over fixed compensation

✔
Align payout of annual incentives to drivers of stockholder value, such as adjusted service gross profit, adjusted product gross profit, recurring operating expenses and adjusted earnings before interest, taxes, depreciation, and amortization (“EBITDA”), less capital expenditures

✔
Balance the importance of achieving long-term strategic priorities and critical short-term goals linked to long-term objectives

✔
Align individual performance goals with our business strategy

✔
Cap incentive payments

✔
Benchmark compensation against that of a broad group of companies

✔
Implement a policy to recover erroneously awarded incentive compensation from our executive officers, regardless of fault or responsibility

✔
Impose minimum vesting periods of one year, with minor exceptions

✔
Require a “double trigger” for executives to receive cash severance and equity vesting upon a change of control

✘
No tax gross-ups

✘
No guaranteed salary increases

✘
No evergreen provisions in our equity plan

✘
No “liberal share recycling” of restricted stock or other full-value awards under our equity plan

✘
No repricing of stock options or stock appreciation rights without stockholder approval

✘
No discounted stock options or stock appreciation rights

✘
No buyouts of stock options or stock appreciation rights without stockholder approval

✘
No “liberal” definition of change of control in our equity plan

The mix of target compensation for our named executive officers for 2025 reflected the objectives of our executive compensation program, as shown in the chart. The percentages shown represent percentages of average total target compensation, not average total compensation, and as a result do not match the percentages calculable from total compensation reflected in the Summary Compensation Table on page 16. For 2025, fixed pay represents the sum of salary, holiday bonus, perquisites and discretionary bonuses; variable (“at risk”) pay represents equity awards and non-equity incentive plan compensation. For more information on the compensation of our named executive officers for 2025, see “Proposal 2 – Non-Binding Say on Pay Vote”.
Average NEO Compensation Mix(1)

(1)
This chart presents information for the named executive officers employed by KVH as of December 31, 2025.

3   KVH Industries, Inc. 2026 Proxy Statement

PROXY STATEMENT SUMMARY
As in prior years, in 2025 we had a non-equity incentive compensation plan intended to reward our named executive officers for achievement of both individual and corporate performance goals. In determining the cash bonus awarded to each named executive officer for 2025, individual performance goals represented 20% of each named executive officer’s target bonus opportunity while the corporate performance goals represented the remaining 80% of each named executive officer’s target bonus opportunity.
The Compensation Committee determined that each of our named executive officers employed as of December 31, 2025 achieved 100% of their respective individual performance goals.
When reviewing corporate performance goals, the Compensation Committee evaluates thresholds set for each of (1) adjusted service gross profit, (2) adjusted product gross profit, (3) recurring operating expenses and (4) adjusted EBITDA, less capital expenditures. In February 2026, after assessing our corporate performance for 2025, the Compensation Committee determined that the company exceeded its corporate performance goals for each of adjusted service gross profit and adjusted product gross profit, but did not meet its corporate performance goals for recurring operating expenses and adjusted EBITDA, less capital expenditures. As a result, the Compensation Committee determined that 33% of the corporate performance goals for 2025 were achieved.

Despite the failure to meet the 2025 corporate performance goals, the Compensation Committee exercised its discretion to award each of our named executive officers a full target bonus for 2025. As a result, our chief executive officer received a cash bonus equivalent to 90% of his base salary and each of our other named executive officers employed as of December 31, 2025, received a cash bonus equivalent to 50% of their respective base salaries. In determining the bonus to be awarded to each named executive officer, the Compensation Committee considered not only level of achievement against the corporate and individual performance targets for 2025, but also considered certain other achievements by the company during 2025. Such achievements included the successful sale of the company’s property in Middletown, Rhode Island, which generated meaning liquidity for the company; the completion of the acquisition of a maritime satellite service business of a satellite services provider operating in the Asia-Pacific region, which expanded the company’s customer base and geographic reach in the region; strong growth in LEO service revenue; and the achievement of three consecutive quarters of sequential service revenue growth, which represented a meaningful inflection point in the company’s strategic transition to a LEO-driven services business. As a result, the Compensation Committee deemed each named executive officer had achieved 100% of his or her target bonus opportunity with respect to corporate performance. In reaching this determination, the Compensation Committee recognized the importance of retaining key personnel in a challenging and competitive environment and recognized the efforts of each of the named executive officers.

KVH Industries, Inc. 2026 Proxy Statement   4

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING OF STOCKHOLDERS AND VOTING
What is the purpose of the annual meeting?

At the annual meeting, we will submit the following proposals to our stockholders:
Proposal 1:	To elect two Class III directors to a three-year term.
Proposal 2:	To approve, on an advisory (non-binding) basis, the compensation of our named executive officers.
Proposal 3:	To ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm.
Our board recommends that you vote FOR our nominees for director and FOR all other proposals.
Our board of directors does not intend to present to the annual meeting any business other than the proposals described in this proxy statement. Our board of directors was not aware, a reasonable time before mailing this proxy statement to stockholders, of any other business that may be properly presented for action at the annual meeting. If any other business should come before the annual meeting, the persons present will have discretionary authority to vote the shares they own or represent by proxy in accordance with their judgment, to the extent authorized by applicable regulations.
When is the record date?

Our board of directors has fixed the close of business on Wednesday, April 15, 2026, as the record date for the annual meeting. Only stockholders of record as of the close of business on that date are entitled to receive notice of the annual meeting, and to vote at, the annual meeting. At the close of business on the record date, there were 19,494,412 shares of our common stock outstanding.
How many votes do I have?

Each share of common stock outstanding on the record date will be entitled to cast one vote.
What are the methods of voting?

The shares represented by your properly signed proxy card will be voted in accordance with your directions. If you do not specify a choice with respect to a proposal for which our board of directors has made a recommendation, the shares covered by your signed proxy card will be voted as recommended in this proxy statement. We encourage you to vote on all matters to be considered. If, on the record date, your shares were not held in your name but rather were held in an account at a broker, dealer, bank or other nominee (commonly referred to as being held in “street name”), you are considered the beneficial owner of those shares. A beneficial owner should follow the instructions of his, her or its broker, dealer, bank or other nominee in order to vote any shares.
By signing and returning the proxy card in the enclosed envelope, you are enabling each individual named on the proxy card (known as a “proxy”) to vote your shares at the meeting in the manner you indicate. We encourage you to sign and return the proxy card even if you plan to attend the meeting. In this way, your shares will be voted even if you are unable to attend the meeting. If you received more than one proxy card, it is an indication that your shares are held in multiple accounts. Please sign and return all proxy cards to ensure that all of your shares are voted.
To vote by telephone, please follow the instructions included on your proxy card. If you vote by telephone, you do not need to complete and mail your proxy card.
To vote on the Internet, please follow the instructions included on your proxy card. If you vote on the Internet, you do not need to complete and mail your proxy card.
If you plan to attend the meeting and vote in person, we will provide you with a ballot at the meeting.
If your shares are registered directly in your name, you are considered the stockholder of record and you have the right to vote in person at the meeting. If your shares are held in the name of your broker or other nominee, you are considered the beneficial owner of the shares held in street name. If you wish to vote shares held in street name at the meeting, you will need to bring with you to the meeting a legal proxy from your broker or other nominee authorizing you to vote your shares.
What constitutes a quorum? What is a broker “non-vote”?

A quorum must be present in order for business to be conducted at the annual meeting. Our by-laws provide that a quorum consists of a majority of the shares of common stock outstanding and entitled to vote at the annual meeting. Shares of common stock represented by a properly signed and returned proxy card (including shares properly voted by telephone or on the Internet) will be treated as present at the annual meeting for purposes of determining the existence of a quorum at the annual meeting. Abstentions and broker

5   KVH Industries, Inc. 2026 Proxy Statement

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING OF STOCKHOLDERS AND VOTING
“non-votes” are counted as present or represented for purposes of determining the existence of a quorum at the annual meeting. A “non-vote” occurs when a broker or nominee holding shares for a beneficial owner returns a proxy card but does not vote that owner’s shares on a proposal because the broker or nominee does not have discretionary voting power and has not received instructions from that owner.
What vote is required for approval?

A majority of the votes properly cast at the annual meeting will be necessary to elect two Class III directors to a three-year term (proposal 1); to approve, on an advisory (non-binding) basis, the compensation of our named executive officers for 2025 (proposal 2); and to approve the ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for 2026 (proposal 3). A majority of the votes properly cast at the annual meeting will be necessary to approve any other matter that may be properly acted upon at the annual meeting. For more information on majority voting for the election of directors, please see “Board of Directors and Committees of the Board – Corporate Governance –  Majority Voting.”
What effect do abstentions and broker non-votes have?

Abstentions and broker “non-votes” will not be included in calculating the number of votes cast on any proposal. As a result, abstentions and broker “non-votes” will not have any effect on the outcome of the vote on any proposal.
Who will count the votes?

Our transfer agent, Computershare Trust Company, N.A., will separately tabulate the votes on each matter presented to the stockholders at the annual meeting.
Who is soliciting my vote? Are they paid solicitors?

We are soliciting proxies on behalf of our board of directors. No compensation will be paid by any person for our solicitation of proxies. We will reimburse brokers, dealers, banks and other nominees for the out-of-pocket expenses and other reasonable clerical expenses they incur in obtaining instructions from beneficial owners of our common stock. In addition to our solicitation by mail, our directors, officers and employees may make special solicitations of proxies personally or by telephone, facsimile, courier or e-mail.
We expect that the expense of any special solicitation will be nominal. We will pay all expenses incurred in connection with this solicitation.
How can a proxy be revoked?

If you are a stockholder of record, you may revoke your proxy at any time before it is voted at the meeting. In order to revoke your proxy, you must either:
✓
sign and return another proxy card with a later date;

✓
provide written notice of the revocation of your proxy to our secretary;

✓
if you voted by Internet or telephone, follow the instructions for revocation provided by Internet or telephone; or

✓
attend the meeting and vote in person.

If your shares are held in street name, you should follow the instructions of your broker, dealer, bank or other nominee to change your vote.
Your attendance at the annual meeting will not revoke your proxy unless you specifically request it or you vote at the annual meeting. If your shares are held in street name, your attendance at the annual meeting will not revoke your voting instructions. In the absence of a revocation, shares represented by proxies will be voted at the annual meeting.

KVH Industries, Inc. 2026 Proxy Statement   6

PROPOSAL 1 – ELECTION OF DIRECTORS
Proposal 1 concerns the election of two Class III directors for a three-year term.
Our board of directors currently consists of five directors and is divided into three classes. We refer to these classes as Class I, Class II and Class III. The term of one class of directors expires each year at the annual meeting of stockholders. Each director also continues to serve as a director until his or her successor is duly elected and qualified. This year, the term of our Class III directors, David M. Tolley and Stephen H. Deckoff, is expiring.
Our nominating and corporate governance committee has nominated Messrs. Tolley and Deckoff to serve as Class III directors for a three-year term.

Director Nominees
Term Ending 2026:

David M. Tolley
Age: 59
Director Nominee and Current Chairman of the Board of Directors
Committee Memberships:
➤
Compensation Committee Chair
➤
Audit Committee Member
➤
Nominating and Corporate Governance Committee Member
Mr. Tolley has served as one of our directors since June 2022 and was named Chairman of the Board in July 2023. Mr. Tolley is also a member of our audit committee and our nominating and corporate governance committee and serves as the chairman of our compensation committee. After joining the board of directors of WeWork, Inc., a leading global flexible space provider, in February 2023, Mr. Tolley served as its chief executive officer from May 2023 to June 2024. During his tenure at WeWork, Mr. Tolley guided the company through a complex global restructuring to position it for future growth, including the filing of a voluntary case under Chapter 11 of the United States Bankruptcy Code in November 2023, which concluded in June 2024. Previously, he served as executive vice president, chief financial officer and co-chief restructuring officer of Intelsat S.A. from June 2019 to March 2022, where he helped to lead a multi-billion dollar restructuring of one of the world’s largest satellite services providers. In May 2020, during Mr. Tolley’s tenure, Intelsat S.A. and its subsidiaries filed voluntary cases under Chapter 11 of the United States Bankruptcy Code, which concluded in February 2022. From 2017 to 2019, Mr. Tolley served as chief financial officer for Network Access Associates Ltd. (“OneWeb”), a leading global satellite constellation deployed in low Earth orbit (“LEO”). From 2000 to 2011, Mr. Tolley served as a senior managing director in the Private Equity Group at Blackstone Inc., a leading investment firm, where he led satellite services strategy and investing and served on the Private Equity Investment Committee. From 1990 to 2000, he was a vice president at Morgan Stanley, a leading financial services company, in the Investment Banking Division, where he provided banking and advisory services to established and emerging companies in the broader communications sector. He has served on the boards of directors of fourteen public and private companies, including WeWork, Inc. from February 2023 to June 2024, DigitalBridge Group from 2022 to the present, Cumulus Media from 2006 to 2017, NewSkies Satellites from 2004 to 2006 and Centennial Communications from 2001 to 2005. Mr. Tolley holds a Master of Business Administration degree from Columbia Business School and a Bachelor of Arts degree in Economics and History from the University of Michigan. Our nominating and corporate governance committee determined that Mr. Tolley should serve as a director because of his extensive satellite industry, corporate strategy and financial expertise.

7   KVH Industries, Inc. 2026 Proxy Statement

PROPOSAL 1 – ELECTION OF DIRECTOR

Stephen H. Deckoff
Age: 60
Director Nominee
Stephen H. Deckoff joined the KVH Board of Directors in June 2023. Prior to that, he held the position of board observer from February 2023 to June 2023. Mr. Deckoff has been the managing principal of Black Diamond Capital Management (“Black Diamond”), a privately held alternative asset management firm, since its founding in 1995. Prior to 1995, Mr. Deckoff was a senior vice president of Kidder, Peabody & Co. Inc. (“Kidder”) and head of its Structured Finance Group. Prior to joining Kidder, Mr. Deckoff was a managing director in the Structured Finance Group at Bear Stearns & Co., Inc. (“Bear Stearns”). Before joining Bear Stearns, Mr. Deckoff worked in the Structured Finance Department of Chemical Securities, Inc. and the Fixed Income Research Department at Drexel Burnham Lambert. Mr. Deckoff has held or currently holds board seats for a number of Black Diamond portfolio companies, including Consumer Portfolio Services, Inc., ION Media, Werner Ladder, White Birch, and Bayou Steel, among others, and he has held a board seat at Pacific National Bank, N.A., a privately chartered bank headquartered in Miami, since 2014. Mr. Deckoff has a B.S. in Operations Research from the Engineering School at Cornell University. Our nominating and corporate governance committee determined that Mr. Deckoff should serve as a director because of his extensive financial experience and expertise.
Proxies will not be voted at the annual meeting for more than two candidates.
Messrs. Tolley and Deckoff have agreed to serve if elected, and we have no reason to believe that they will be unable to serve. If either Mr. Tolley or Mr. Deckoff is unable or declines to serve as a director at the time of the annual meeting, proxy cards will be voted for another nominee that our Board of Directors will designate at that time.
A majority of the votes properly cast at the annual meeting will be necessary to elect the Class III directors to a three-year term. In accordance with our director resignation policy, each of Messrs. Tolley and Deckoff has submitted his resignation in advance of the annual meeting, and his resignation will only become effective if (a) he fails to receive a majority of the votes properly cast on his re-election and (b) our board accepts his resignation. For more information about majority voting and our director resignation policy, please see “Board of Directors and Committees of the Board – Corporate Governance – Majority Voting.”
Our board of directors unanimously recommends that you vote FOR the election of David M. Tolley and Stephen H. Deckoff as Class III directors.

KVH Industries, Inc. 2026 Proxy Statement   8

PROPOSAL 2 – NON-BINDING SAY ON PAY VOTE
Proposal 2 concerns an advisory vote on our executive compensation program.
Under the Dodd-Frank Wall Street Reform and Consumer Protection Act, or the Dodd-Frank Act, and Section 14A of the Securities Exchange Act of 1934, as amended, or the Exchange Act, our stockholders are entitled to vote to approve the compensation of our named executive officers at least once every three years. This proposal is commonly referred to as a “say on pay” proposal.
At our 2023 annual meeting of stockholders, our stockholders voted in favor of holding future “say on pay” votes every year, as recommended by our board of directors. At the 2025 annual meeting, approximately 92.6% of the votes cast on the non-binding proposal to approve our executive compensation for 2024 were voted in favor of approval.
As set forth in more detail in the executive compensation tables and the accompanying narrative disclosure elsewhere in this proxy statement, we have designed our executive compensation program to provide an appropriate mix of fixed and variable pay to balance executive retention and recruitment with rewards for achieving short-term operational goals and long-term stockholder value. Our 2025 executive compensation program provided for (a) fixed compensation in the form of salaries designed to provide a competitive baseline of compensation, (b) short-term variable compensation in the form of a cash-based incentive compensation program designed to reward achievement of our financial and business goals for 2025, and (c) long-term variable compensation in the form of equity awards designed to reward our executives primarily through increases in the price of our common stock. We believe that our executive compensation program appropriately implemented our pay-for-performance philosophy and gave appropriate incentives to our named executive officers to continue their employment and increase stockholder value.
Highlights of our executive compensation program include the following:
Base Salary.   Base salaries of our named executive officers provide fixed compensation to reward individual value that the executive brings to us through experience and past and expected future contributions to our success, while factoring in our specific needs and the base salaries of executives with comparable responsibilities at similar organizations. The compensation committee generally sets base salaries and other compensation after reviewing competitive practices. The compensation committee believes that aligning the base salaries of our named executive officers with appropriate benchmarks is especially critical to a competitive compensation program, as other elements of our compensation are determined as a percentage of base salary. Annual salary adjustments often reflect cost-of-living increases.
Annual Cash-based Incentive Compensation.   In 2025, we continued to utilize a cash-based incentive compensation plan that tied executive pay to the achievement of our corporate performance goals and certain individual performance goals. The incentive program was intended to award compensation based on the degree to which our actual financial results met the financial goals of our internal business plan and the degree to which the executives met their individual performance goals.
As in prior years, in 2025 we had a non-equity incentive compensation plan intended to reward our named executive officers for achievement of both individual and corporate performance goals. In determining the cash bonus awarded to each named executive officer for 2025, individual performance goals represented 20% of each named executive officer’s target bonus opportunity while the corporate performance goals represented the remaining 80% of each named executive officer’s target bonus opportunity.
When reviewing corporate performance goals, the Compensation Committee evaluates thresholds set for each of (1) adjusted service gross profit, (2) adjusted product gross profit, (3) recurring operating expenses and (4) adjusted EBITDA, less capital expenditures. These goals accounted for 40%, 10%, 10% and 40%, respectively, of the total target corporate performance award bonus. The two measures of gross profit were calculated by deducting from service sales or product sales, as applicable, cost of service or product sales and making the adjustments described below. Recurring operating expenses were calculated by adding research and development expenses, sales, marketing and support expenses, and general and administrative expenses and making the adjustments described below. Adjusted EBITDA is defined as Net (Loss) Income less income tax expense or benefit, net interest income, depreciation, and amortization expenses to arrive at EBITDA – earnings before interest, taxes, depreciation, and amortization. EBITDA is then further adjusted to remove the impact of additional non-recurring or non-cash expenses incurred. Adjusting items include, but are not limited to, stock-based compensation expenses, employee severance expenses, restructuring charges, impairment charges, project disposal expenses, certain excess or obsolete inventory write-offs, excess purchase order obligations, non-recurring legal expenses, gains or losses on the disposal of fixed assets, gains or losses on sale of subsidiaries, losses on unfavorable future contracts and foreign exchange gains and losses. The adjustments made to adjusted service gross profit, adjusted product gross profit and recurring operating expenses were to exclude the effect of any income or expense items that are excluded from adjusted EBITDA, as applicable. For our chief executive officer, the target amount of incentive compensation for 2025 and 2024 was 90% of his base salary. For the other named executive officers, the target amount of incentive

9   KVH Industries, Inc. 2026 Proxy Statement

PROPOSAL 2 – NON-BINDING SAY ON PAY VOTE
compensation for 2025 was 50% of base salary and for 2024 ranged from 40% to 50% of base salary.
For the corporate performance components of the 2025 plan, the plan provided that, subject to the discretion of the compensation committee, payouts would begin when we achieved the requisite threshold of performance for the relevant metric, at which point executives would earn 50% of the targeted bonus amount for that metric. For performance below the applicable threshold, subject to the discretion of the Compensation Committee, our named executive officers would not earn any incentive compensation attributable to the relevant metric. Executives would earn, subject to the discretion of the Compensation Committee, the targeted incentive compensation payout when performance equaled the target and would earn the maximum payout of 200% of the targeted payout when performance equaled or exceeded a maximum level of outperformance.
In February 2026, after assessing our corporate performance for 2025, the Compensation Committee determined that the company exceeded its corporate performance goals for each of adjusted service gross profit and adjusted product gross profit, but did not meet its corporate performance goals for recurring operating expenses and adjusted EBITDA, less capital expenditures. As a result, the Compensation Committee determined that 33% of the corporate performance goals for 2025 were achieved.
The Compensation Committee further determined that each of our named executive officers employed as of December 31, 2025 achieved 100% of their respective individual performance goals.
Despite the failure to meet the 2025 corporate performance goals, the Compensation Committee exercised its discretion to award each of our named executive officers a full target bonus for 2025. As a result, our chief executive officer received a cash bonus equivalent to 90% of his base salary and each of our other named executive officers employed as of December 31, 2025, received a cash bonus equivalent to 50% of their respective base salaries. In determining the bonus to be awarded to each named executive officer, the Compensation Committee considered not only level of achievement against the corporate and individual performance targets for 2025, but also considered certain other achievements by the company during 2025. Such achievements included the successful sale of the company’s property in Middletown, Rhode Island, which generated meaning liquidity for the company; the completion of the acquisition of a maritime satellite service business of a satellite services provider operating in the Asia-Pacific region, which expanded the company’s customer base and geographic reach in the region; strong growth in LEO service revenue; and the achievement of three consecutive quarters of sequential service revenue growth, which represented a meaningful inflection point in the company’s strategic transition to a LEO-driven services business. As a result, the Compensation Committee deemed each named executive officer had achieved 100% of his or her target bonus opportunity with respect to corporate performance. In reaching this determination, the Compensation Committee recognized the importance of retaining key personnel in a challenging and competitive environment and recognized the efforts of each of the named executive officers.
Long-Term Equity Incentives.   Equity incentives are designed to reward the achievement of long-term growth in the price of our common stock. The equity grants to our named executive officers in 2025 consisted of stock options with a four-year vesting period designed to support the retention of our named executive officers and encourage the executives to focus on the long-term performance of our stock price. The compensation committee granted stock option awards because stock option awards closely align the interests of our executives with the interests of our stockholders as options generate cash value only with stock price appreciation.
The compensation committee believed that granting equity incentives was the best method of motivating the named executive officers to manage our operations in a manner that is consistent with the long-term interests of our stockholders. The grant date fair values of the equity awards granted to our named executive officers in 2025 ranged from approximately 42% to 63% of the survey data median for annual grants for their respective positions.
Policies and Practices Regarding the Grant of Stock Options.
As of the date of this proxy statement, it is our policy not to grant stock options (including stock appreciation rights and similar awards with option-like features) in a manner that would establish the exercise price of the options based on trading prices occurring before the dissemination of material non-public information known to us at the time our compensation committee takes action to make the grant. Subject to the foregoing, it is our policy not to time the disclosure of material non-public information for the purpose of affecting the exercise price of options. In addition, it is our policy not to grant stock options in a manner that would establish the exercise price of the options based on trading prices occurring during periods when we presume to have material non-public information about KVH, including (a) during “blackout periods” established under our securities trading policy (each, a “Blackout Period”) or (b) during the period beginning four business days before, and ending one business day after, the anticipated (or, if later, actual) filing or furnishing of a report on Form 10-K, 10-Q or 8-K that discloses material non-public information (other than a report on Form 8-K disclosing a material new option grant under Item 5.02(e)) (each, a “Filing Window”). These restrictions do not apply to awards of restricted stock, restricted stock units or other types of awards that do not have an exercise price related to the market price of our common stock on the date of grant. Our compensation committee has the discretion to waive the application of these policies to particular facts and circumstances.

KVH Industries, Inc. 2026 Proxy Statement   10

PROPOSAL 2 – NON-BINDING SAY ON PAY VOTE
Our executive officers are not permitted to choose the grant date for their individual stock option grants. Stock option grants to our employees, including our executive officers, and our directors are generally made annually at a meeting of the compensation committee that is held during the first quarter of each year. The grants are generally effective on the date of the meeting. However, if the meeting occurs during a Blackout Period or a Filing Window, the stock option grants will not be effective until the close of trading on the first full business day after the disclosure of the relevant quarterly earnings release or other material non-public information, unless such day is within a Filing Window, in which case such grants will not be effective until the close of trading on the first full business day after the filing or furnishing of the applicable report with the SEC.
During 2025, we did not time the disclosure of material non-public information for the purpose of affecting the value of executive compensation.
During 2025, the following stock options were awarded to our named executive officers with an effective grant date during a period beginning four business days before the filing or furnishing of a report on Form 10-K, 10-Q or 8-K that disclosed material nonpublic information (other than a report on Form 8-K that disclosed a material new option grant under Item 5.02(e)), and ending one business day after the filing or furnishing of that report:

	Grant Date	Number of securities underlying the award	Exercise price of the award	Grant date fair value of the award
Percentage change in the closing market
price of the securities underlying the award
between the trading day ending immediately
prior to the disclosure of material nonpublic
information and the trading day beginning
immediately following the disclosure of
material nonpublic information

Brent C. Bruun	March 3, 2025	200,000	$5.75	$5.75	-5.75%
Felise Feingold	March 3, 2025	80,000	$5.75	$5.75	-5.75%
Anthony Pike	March 3, 2025	50,000	$5.75	$5.75	-5.75%
Pay Practices.   We do not use certain executive pay practices that stockholder advocates consider to be problematic. For example, we do not provide extensive perquisites to our named executive officers, we have a “double-trigger” requirement for executives to receive cash severance and equity vesting upon a change of control, and we do not provide any tax gross-ups. We also have no guaranteed salary increases.
Consultant Independence.   Our compensation committee’s independent consultant is retained directly by the compensation committee, provides no other services to us, and has provided the compensation committee with a written attestation of its independence from management.
Stockholders are being asked to vote on the following resolution:
RESOLVED: That the compensation paid to the Company’s named executive officers, as disclosed in the
Company’s proxy statement for the 2026 annual meeting of stockholders pursuant to Item 402 of Regulation S-K promulgated by the Securities and Exchange Commission, including the executive compensation tables and accompanying narrative disclosures, be, and it hereby is, approved.
Approval of this proposal requires the affirmative vote of the holders of a majority of the votes cast on the proposal at the annual meeting.
As an advisory vote, this proposal is not binding. The outcome of this advisory vote will not determine or overrule any decision by our directors or officers, create or imply any change to the fiduciary duties of our directors or officers or create or imply any additional fiduciary duties for our directors or officers. However, our compensation committee and board of directors value the opinions expressed by our stockholders in their vote on this proposal and will consider the outcome of the vote when making future compensation decisions for named executive officers.

Our board of directors unanimously recommends that you vote FOR the approval of the compensation of our named executive officers for 2025, as described in the executive compensation tables and the accompanying narrative disclosure set forth in this proxy statement.

11   KVH Industries, Inc. 2026 Proxy Statement

PROPOSAL 3 – RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Proposal 3 concerns the ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for the year ending December 31, 2026.
In accordance with its charter, the audit committee has selected the firm of Grant Thornton LLP, a registered public accounting firm, to be our independent auditor for the year ending December 31, 2026, and, with the endorsement of the board of directors, recommends that stockholders ratify such appointment.
Grant Thornton LLP has served in this capacity since June 6, 2014. We expect that representatives of Grant Thornton LLP will participate in the annual meeting. They will have an opportunity to make a statement if they wish to do so and, if present, will be available to respond to appropriate questions.
A majority of the votes properly cast at the annual meeting will be necessary to ratify the selection by the audit committee of our board of directors of Grant Thornton LLP as our independent registered public accounting firm for the year ending December 31, 2026.

Our board of directors unanimously recommends that you vote FOR the proposed ratification of the appointment by our Audit Committee of Grant Thornton LLP as our independent registered public accounting firm for the year ending December 31, 2026.

KVH Industries, Inc. 2026 Proxy Statement   12

DIRECTORS AND EXECUTIVE OFFICERS
Our executive officers are appointed by, and serve at the discretion of, our board of directors.
Information regarding David M. Tolley and Stephen H. Deckoff, our Class III directors being nominated for re-election at the annual meeting, is presented above under the heading “Proposal 1 – Election of Directors.” The terms of each of David M. Tolley and Stephen H. Deckoff, our current Class III directors, will expire at the annual meeting. Our other directors and executive officers are as follows:
Director serving a term expiring at the 2027 annual meeting (Class I director):

David B. Kagan
Age: 64
Director
Committee Memberships:
➤
Audit Committee Chair
➤
Compensation Committee Member
➤
Nominating and Corporate Governance Committee Member
Mr. Kagan has served as one of our directors since June 2022. In August 2022, Mr. Kagan became a member of the audit committee. In July 2024, he became the chairman of the audit committee, a member of the compensation committee, and a member of the nominating and corporate governance committee. From September 2023 to December 2023, he served as the advisor to the CEO of Globalstar, Inc. Prior to that, Mr. Kagan served as chief executive officer of Globalstar, Inc. (NYSE: GSAT), a leading provider of satellite solutions, from September 2018 until August 2023. He also served as president and chief operating officer of Globalstar from December 2017 to September 2018 and from January 2016 to March 2017. From March 2017 to November 2017, he was the chief operating officer of SpeedCast International Limited, a leading communications and information technology services provider. Mr. Kagan previously served as president of ITC Global LLC, a premier VSAT satellite services provider, from August 2014 to September 2015, and president and chief executive officer of Globe Wireless LLC, a maritime satellite services provider, from June 2011 until it was sold to Inmarsat in August 2014. Prior to that, he served as president and chief executive officer of Maritime Telecommunications Network, a major satellite services provider to the cruise, yachting, and maritime markets, from January 1997 to December 2008. Earlier in his career, he was vice president-finance, treasurer and co-chief financial officer at Norwegian Cruise Line (NYSE: NCLH) from 1994 to 1997. Mr. Kagan holds a master’s degree of Business Administration from Florida Atlantic University and a bachelor’s degree in both Finance and Marketing from the University of South Florida, Tampa. In March 2023, after a more than 26-year career in the satellite industry, Mr. Kagan was inducted into the Satellite Hall of Fame. Mr. Kagan retired from Globalstar in December 2023. Our nominating and corporate governance committee determined that Mr. Kagan should serve as a director because of his extensive satellite industry expertise.

13   KVH Industries, Inc. 2026 Proxy Statement

DIRECTORS AND EXECUTIVE OFFICERS
Directors serving a term expiring at the 2028 annual meeting (Class II directors):

Brent C. Bruun
Age: 60
Director, President and Chief Executive Officer
Brent C. Bruun has served as our president and chief executive officer since June 2022, having previously served as our interim president and chief executive officer from March 2022 to June 2022. He served as our chief operating officer with direct responsibility for our corporate development and mobile communication products and services for marine and land markets from July 2016 to March 2022 and direct responsibility for inertial navigation products from November 2018 to March 2022. From November 2012 to June 2016, Mr. Bruun served as our executive vice president of mobile broadband. From January 2011 to November 2012, he served as our senior vice president of global sales and business development. He served as our vice president of global sales and business development from July 2008 to December 2010. From January 2008 until joining KVH, Mr. Bruun worked as a private consultant. From January 2007 until January 2008, Mr. Bruun served as senior vice president of strategic initiatives for SES AMERICOM, a satellite operator providing services via its fleet of 16 geosynchronous satellites covering North America. In this position, he concentrated on global mobile broadband opportunities with particular emphasis on the maritime and aeronautical markets. Other positions held at SES AMERICOM included president of Americom’s Managed Solutions Division from July 2004 until December 2006 and senior vice president of business development from July 2002 until June 2004. Previously, Mr. Bruun held positions at KPMG LLP and General Electric. Mr. Bruun holds a B.S. in accounting from Alfred University and is a certified public accountant. Our nominating and corporate governance committee determined that Mr. Bruun should serve as a director because of his extensive satellite industry expertise.

Joseph Spytek
Age: 56
Director
Committee Memberships:
➤
Nominating and Corporate Governance Committee Chair
➤
Compensation Committee Member
➤
Audit Committee Member
Joseph Spytek has served as one of our directors since June 2025. In August 2025, he became the chairman of the nominating and corporate governance committee, a member of the audit committee, and a member of the compensation committee. Mr. Spytek joined the board of directors of Speedcast Communications, Inc., a global communications company, in October 2019 and served as its co-chief executive officer from February 2020 to January 2021, when he became the sole chief executive officer. He served in that position until December 2023. In April 2020, Speedcast filed a voluntary case under Chapter 11 of the United States Bankruptcy Code, which concluded in March 2021. From July 2017 to September 2019, Mr. Spytek provided technical advisory services regarding new business opportunities for the private equity firms Genesis Park and Riverside Partners. Mr. Spytek founded ITC Global, Inc., a provider of satellite communications to the energy, mining, and maritime markets, in 2001 and served as its founder and chief executive officer from its inception until June 2017. ITC Global, Inc. was acquired by Panasonic Corporation in August 2015 and became an independent unit of Panasonic Aviation. Mr. Spytek also served as a director of Speedcast Communications, Inc. from October 2019 to February 2020. Mr. Spytek holds a Bachelor of Engineering in Mechanical Engineering from Vanderbilt University. Our nominating and corporate governance committee determined that Mr. Spytek should serve as a director because it believes that his deep operational, financial, transactional and industry experience will enable him to provide valuable perspective to the board of directors and assist the board of directors to navigate ongoing changes in the communications industry.

KVH Industries, Inc. 2026 Proxy Statement   14

DIRECTORS AND EXECUTIVE OFFICERS
Our executive officers who are not also directors are listed below:

Anthony Pike
Age: 40
Chief Financial Officer and Chief Accounting Officer
Mr. Anthony Pike has served as our chief financial officer since April 2024, having previously served as our vice president finance and corporate controller, responsible for the overall financial reporting function of KVH Industries, Inc., from January 2023 to April 2024. Before that, he served as our vice president, finance & operations EMEA/APAC starting in March 2021. In this role, Mr. Pike was responsible for all financial aspects of our subsidiaries outside the United States of America, as well as the operations of KVH’s Media Group businesses. Mr. Pike served as our senior director of finance from September 2019 to March 2021, our finance director, KVH Media Group & Videotel from July 2016 to September 2019 and our financial controller, KVH Media Group & Videotel from August 2014 to September 2019. Before joining KVH, Mr. Pike was the General Ledger Regional Lead – Northern Europe, for Univar Solutions LLC, a leading chemical distribution company, from April 2010 to August 2014. Mr. Pike also previously worked as an audit senior at the accounting firm Garbutt & Elliott LLP, from 2004 to 2010. Mr. Pike received his ACA qualification from the Institute of Chartered Accountants in England & Wales in 2009.

Felise B. Feingold
Age: 56
Senior Vice President, General Counsel, Compliance Officer, Chief Data Privacy Officer, and Secretary
Felise B. Feingold has served as our senior vice president since June 2019, vice president, general counsel and secretary since August 2007, our compliance officer since December 2017 and our chief data privacy officer since August 2018. Before joining us, from January 2004 until July 2007, she held the position of vice president and general counsel for The Jean Coutu Group (PJC) USA, Inc., which operated the Brooks/Eckerd pharmacy chain, comprising more than 1,800 stores. Her other experience includes six years, from September 1998 to December 2004, as an attorney with the international law firm of McDermott, Will & Emery. Ms. Feingold holds a B.A. in government from Cornell University, a J.D. from Hofstra University School of Law, and an M.B.A. from Boston University Graduate School of Management.

15   KVH Industries, Inc. 2026 Proxy Statement

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS
EXECUTIVE COMPENSATION
Our executive compensation program provides a mix of fixed and variable pay to balance rewards for achieving short-term operational performance goals with creating long-term stockholder value and encouraging executive retention. Our 2025 executive compensation program provided for (a) fixed compensation in the form of salaries designed to provide a competitive baseline of compensation, (b) short-term variable compensation in the form of a cash-based incentive compensation program designed to reward achievement of our financial and business goals for 2025, and (c) long-term variable compensation in the form of equity awards designed to reward our executives primarily through increases in the price of our common stock. For more information regarding the compensation of our named executive officers for 2025, see “Proposal 2 – Non-Binding Say on Pay Vote”.
Summary Compensation Table For 2025
The following table provides information concerning the compensation earned by our chief executive officer and each of our two most highly compensated executive officers other than the chief executive officer (collectively with the chief executive officer, our “named executive officers”) during 2025.
In 2025, the salary and bonus (including the non-equity incentive plan compensation) of our named executive officers as a percentage of total compensation ranged from 70% to 78%.
Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	All Other Compensation ($)(5)(6)	Total ($)
Brent C. Bruun President and Chief Executive Officer	2025	538,810	1,000	—	425,840	485,185	10,500	1,461,335
	2024	528,133	119,727	118,698	125,147	297,295	10,350	1,199,350
Felise B. Feingold SVP, General Counsel	2025	343,600	1,000	—	170,336	171,891	9,421	696,248
	2024	336,791	43,535	61,874	65,234	105,325	10,104	622,863
Anthony Pike(6) Chief Financial Officer	2025	297,081	1,000	—	106,460	148,540	22,766	575,847
	2024	278,302	27,448	19,013	20,049	70,605	21,734	437,151

(1)
Amounts for 2025 reflect annual holiday bonuses. Amounts for 2024 reflect discretionary bonuses awarded in March 2024 to improve morale and promote retention after we announced a staged wind-down of our manufacturing operations and a related reduction-in-force and annual holiday bonuses of $1,000.

(2)
Amounts shown do not reflect compensation actually received by the named executive officer. Instead, the amounts shown represent the aggregate grant date fair value, computed using the closing price of our common stock on the date of grant in accordance with Accounting Standards Codification 718, Compensation – Stock Compensation (ASC 718), of restricted stock awards granted during each year, excluding the impact of estimated forfeitures related to service-based vesting conditions.

(3)
Amounts shown do not reflect compensation actually received by the named executive officer. Instead, the amounts shown represent the aggregate grant date fair value, computed using the Black-Scholes option pricing model in accordance with ASC 718, of options granted during each year, excluding the impact of estimated forfeitures related to service-based vesting conditions. The assumptions made to determine the value of these awards are set forth in Note 7 of our Consolidated Financial Statements included in our annual report on Form 10-K for the year ended December 31, 2025, as filed with the SEC on March 10, 2026.

(4)
For 2025, the table reflects amounts that were earned under our management incentive compensation plan for 2025 performance that were determined and paid in March 2026. For 2024, the table reflects amounts that were earned under our management incentive compensation plan for 2024 performance and that were determined and paid in March 2025.

(5)
Amounts reflect the value of 401(k) matching contributions and, in the case of Mr. Pike, an automobile allowance and pension matching contributions. Mr. Pike’s automobile allowance was $7,912 and $7,672 for 2025 and 2024, respectively. Our named executive officers did not receive any other perquisites or personal benefits.

(6)
Amounts paid in British pounds have been converted to U.S. dollars using the average exchange rates in effect during 2024 and 2025, as applicable.

For information regarding the material terms of our management incentive plan for 2025 and equity awards granted in 2025, see “Proposal 2 – Non-Binding Say on Pay Vote – Annual Cash-Based Incentive Compensation” and “Long-Term Equity Incentives” beginning on page 9 and the table below entitled “Outstanding Equity Awards at December 31, 2025”, including the footnotes.
KVH Industries, Inc. 2026 Proxy Statement   16

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS
Outstanding Equity Awards at December 31, 2025
The following table provides information concerning outstanding equity awards held by the named executive officers on December 31, 2025. The table gives effect to the acceleration of the vesting of certain awards on December 31, 2022.
	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)(1)	Option Expiration Date(2)	Grant Date of Shares of Stock That Have Not Vested	Number of Shares of Stock That Have Not Vested (#)(3)	Market Value of Shares of Stock That Have Not Vested ($)(4)
Brent C. Bruun
					6/8/2022	4,675	32,585
					10/11/2022	1,417	9,876
					3/7/2023	11,798	82,232
					2/16/2024	17,698	123,355
	34,686	—	12.68	3/31/2026
	38,352	12,784	8.09	5/2/2027
	11,546	3,848	8.82	10/11/2027
	28,036	28,036	9.81	3/7/2028
	14,018	42,054	5.03	2/16/2029
	—	200,000	5.75	3/3/2030
Felise B. Feingold
					6/8/2022	3,432	23,921
					3/7/2023	6,150	42,866
					2/16/2024	9,225	64,298
	25,471	—	12.68	3/31/2026
	28,163	9,387	8.09	5/2/2027
	14,614	14,614	9.81	3/7/2028
	7,307	21,921	5.03	2/16/2029
	—	80,000	5.75	3/3/2030
Anthony Pike
					6/8/2022	619	4,314
					3/7/2023	1,890	13,173
					2/16/2024	2,835	19,760
	4,907	—	12.68	3/31/2026
	5,082	1,694	8.09	5/2/2027
	4,492	4,491	9.81	3/7/2028
	2,246	6,737	5.03	2/16/2029
	—	50,000	5.75	3/3/2030

(1)
Options vest and become exercisable in equal installments on the first four anniversaries of the grant date.

(2)
Each option was granted five years before the option expiration date and has a five-year term.

(3)
Restricted stock awards vest in equal installments on the first four anniversaries of the grant date.

(4)
Market value is calculated by multiplying the number of restricted stock awards that have not vested by $6.97, which was the closing price of our common stock on the Nasdaq Global Select Market on December 31, 2025, the last trading day of 2025.

17   KVH Industries, Inc. 2026 Proxy Statement

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS
Pay Versus Performance Table
The following table provides a comparison between two measures of compensation for our named executive officers and certain measures of performance. The two compensation measures are the named executive officers’ “total compensation,” as presented in the Summary Compensation Table, and their “compensation actually paid,” a measure of compensation required by SEC rules. These measures are presented for each person who served as our chief executive officer during the relevant year, individually, and for our other named executive officers, as an average for the group.
While both “total compensation” and “compensation actually paid” measure compensation for the same fiscal year, the two measures are calculated differently. Compensation actually paid is based on total compensation but substitutes different amounts for equity compensation. Compensation actually paid removes from total compensation the grant-date fair value of equity awards granted during the relevant year and replaces it with the net aggregate change in the fair value of equity awards during the relevant year.
This net aggregate change in fair value represents the sum of:
•
the year-end fair value of new awards granted during the year that are outstanding and unvested as of the end of the year;

•
the change in the fair value (positive or negative) of unvested awards outstanding during the entire year, measured from the beginning of the year to the end of the year;

•
the vesting-date fair value of new awards that are granted and also vest in the year;

•
the change in the fair value (positive or negative) of unvested awards that are held at the beginning of the year and that also vest during the year, measured from the beginning of the year to the vesting date;

•
the loss in fair value of unvested awards outstanding at the beginning of the year that fail to meet applicable vesting conditions during the year, measured as the loss of the fair value of those awards at the beginning of the year; and

•
the dollar value of any dividends or other earnings paid on awards during the year prior to any vesting date that are not otherwise reflected in total compensation for the year.

The net change in aggregate fair value must also reflect any increase in the fair value of any equity awards that were repriced or otherwise materially modified during the year. No equity awards were repriced or otherwise materially modified during any of the years presented.
Year	Summary Compensation Table Total for Mr. Bruun	Compensation Actually Paid to Mr. Bruun	Average Summary Compensation Table Total for Non-PEO NEOs	Average Compensation Actually Paid to Non-PEO NEOs	Value of Initial Fixed $100 Investment Based On Total Shareholder Return(1)	Net Income ($000s)
(a)	(b)	(c)	(d)	(e)	(f)	(h)
2025	1,461,335	1,457,559(2)	636,047	633,175(2)	68.20	(7,383)
2024	1,199,350	1,203,610(3)	557,641	527,038(3)	62.02	$(11,048)
2023	1,472,301	952,348(4)	657,352	344,596(4)	$46.34	$(15,422)

(1)
Represents the cumulative total shareholder return (on a dividends-reinvested basis) on our common stock from December 31, 2022, the last trading day before the earliest year presented in the table, to the last trading day of the relevant year, calculated on the basis of an investment of $100 in our common stock on December 31, 2022.

(2)
Represents compensation actually paid for 2025 to Brent C. Bruun, our chief executive officer during 2025, and the average compensation actually paid for 2025 to Felise B. Feingold and Anthony Pike, our other named executive officers for 2025. The following table provides the adjustments to total compensation that were made in order to calculate compensation actually paid (excluding the grant-date fair value of equity awards granted in 2025, which is presented separately in the Summary Compensation Table):

KVH Industries, Inc. 2026 Proxy Statement   18

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS
Change in Fair Value	Mr. Bruun	Average for non-PEO NEOs
Grant Date Fair Value of Equity Awards Granted in 2025	(425,840)	(138,398)
New Grants Unvested at Year-End	457,811	148,789
Prior Year Awards Unvested at Year-End	(1,397)	(678)
New Grants that Vested in 2025	—	—
Prior Year Awards that Vested in 2025	(34,351)	(12,585)
Prior Year Awards that Failed to Vest in 2025	—	—
Dividends or Earnings on Awards Before Vesting	—	—
Assumptions used in the calculation of fair values for this table that differed from the assumptions disclosed in the calculation of fair value as of the respective grant dates are: for option valuations as of December 31, 2024, a risk-free rate of 4.36%, volatility of 48.63%, an expected total life of 4.32 years (adjusted down based on time since grant), and the closing stock price on December 31, 2024; for option valuations during 2025, a risk-free rate of 3.93%, volatility of 40.81%, an expected total life of 4.00 years (adjusted down based on time since grant), and the closing stock price on, or in the case of weekend valuation dates immediately prior to, the valuation date; for RSAs, the closing stock price on, or in the case of weekend valuation dates immediately prior to, the valuation date.
(3)
Represents compensation actually paid for 2024 to Brent C. Bruun, our chief executive officer during 2024, and the average compensation actually paid for 2024 to Felise B. Feingold, Anthony Pike, Roger A. Kuebel and Robert J. Balog, our other named executive officers for 2024. The employment of Messrs. Kuebel and Balog terminated in 2024, and the compensation actually paid to them includes severance compensation paid to them in 2024, including the acceleration of vesting of certain equity awards. The following table provides the adjustments to total compensation that were made in order to calculate compensation actually paid (excluding the grant-date fair value of equity awards granted in 2024, which is presented separately in the Summary Compensation Table):

Change in Fair Value	Mr. Bruun	Average for non-PEO NEOs
Grant Date Fair Value of Equity Awards Granted in 2024	(243,845)	(41,543)
New Grants Unvested at Year-End	261,345	44,524
Prior Year Awards Unvested at Year-End	5,842	815
New Grants that Vested in 2024	—	—
Prior Year Awards that Vested in 2024	(19,082)	(34,399)
Prior Year Awards that Failed to Vest in 2024	—	—
Dividends or Earnings on Awards Before Vesting	—	—
Assumptions used in the calculation of fair values for this table that differed from the assumptions disclosed in the calculation of fair value as of the respective grant dates are: for option valuations as of December 31, 2023, a risk-free rate of 4.49%, volatility of 43.93%, an expected total life of 4.3 years (adjusted down based on time since grant), and the closing stock price on December 31, 2023; for option valuations during 2024, a risk-free rate of 4.36%, volatility of 48.63%, an expected total life of 4.32 years (adjusted down based on time since grant), and the closing stock price on, or in the case of weekend valuation dates immediately prior to, the valuation date; for RSAs, the closing stock price on, or in the case of weekend valuation dates immediately prior to, the valuation date. Assumptions used in the calculation of fair values of options for which vesting was accelerated on April 22, 2024 were a risk-free rate of 5.42%, volatility of 39.91%, an expected total life of 0.25 years, and the closing stock price on April 22, 2024.
(4)
Represents compensation actually paid for 2023 to Brent C. Bruun, our chief executive officer during 2023, and the average compensation actually paid for 2023 to Robert J. Balog and Roger A. Kuebel, our other named executive officers for 2023. Martin Kits van Heyningen, our former chief executive officer, did not serve as a named executive officer during any portion of 2023. The following table provides the adjustments to total compensation that were made in order to calculate compensation actually paid (excluding the grant-date fair value of equity awards granted in 2023, which is presented separately in the Summary Compensation Table):

Change in Fair Value	Mr. Bruun	Average for non-PEO NEOs
Grant Date Fair Value of Equity Awards in 2023	(458,885)	(255,031)
New Grants Unvested at Year-End	$233,596	$129,824
Prior Year Awards Unvested at Year-End	(294,664)	(187,549)
New Grants that Vested in 2023	—	—
Prior Year Awards that Vested in 2023	—	—
Prior Year Awards that Failed to Vest in 2023	—	—
Dividends or Earnings on Awards Before Vesting	—	—

Assumptions used in the calculation of fair values for this table that differed from the assumptions disclosed in the calculation of fair value as of the respective grant dates are: for option valuations as of December 31, 2022, a risk-free rate of 3.02%, volatility of 43.19%, an expected total life of 4.24 years (adjusted down based on time since grant), and the closing stock price on December 31, 2022; for option valuations during 2023, a risk-free rate of 4.49%, volatility of 43.93%, an expected total life of 4.3 years (adjusted down based on time since grant), and the closing stock price on, or in the case of weekend valuation dates immediately prior to, the valuation date; for RSAs, the closing stock price on, or in the case of weekend valuation dates immediately prior to, the valuation date.

19   KVH Industries, Inc. 2026 Proxy Statement

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS
Pay Versus Performance Charts
The following charts show, for the periods presented in the foregoing table, the relationship between, on the one hand, the compensation actually paid to each person who served as our chief executive officer during those periods and the average compensation actually paid to our other named executive officers and, on the other hand, each of:
•
Our cumulative total shareholder return since December 31, 2022, the last trading day before fiscal year 2023; and

•
Our net income (loss) over the last three years.

KVH Industries, Inc. 2026 Proxy Statement   20

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS
Executive Agreements
Employment Agreements
In May 2022, we entered into executive employment agreements with each of Brent C. Bruun, Felise B. Feingold and certain other persons serving as executive officers at that time in order to retain their services and provide them with certain benefits in the event that we terminate the executive’s employment without cause (as defined in the agreement) or the executive terminates his or her employment for good reason (as defined in the agreement) (either such termination, a “Qualifying Termination”), including following a change of control. The terms of the agreements are substantially identical except as to title, salary, target bonus and reporting responsibilities.
The agreements generally confirmed the executives’ then-current compensation arrangements with respect to base salary, target bonus opportunity for 2022, expense reimbursement and participation in employee benefit plans. The agreements contain customary provisions regarding the performance of duties, assignment of inventions, confidentiality and use of information, return of company property, and cooperation in litigation and regulatory matters. The agreements include customary non-competition and non-solicitation covenants. These covenants have a term of twelve months or, if the executive becomes entitled to receive the change in control severance payments and benefits described below, eighteen months.
Upon any termination of employment, the executive will be entitled to receive any salary earned through the date of termination, any cash-based annual incentive award earned but unpaid for a fiscal year ended before the date of termination, reimbursement of unpaid business expenses in accordance with our policies, and any other vested employee benefits.
In addition, in the event of a Qualifying Termination, upon execution and effectiveness of a separation agreement and release of claims within a stated period, (a) the executive will also be entitled to receive twelve months of base salary and a pro rata portion of his or her target bonus opportunity (based upon his or her period of employment during the relevant year), (b) we will accelerate the vesting of the executive’s equity awards that would otherwise have vested in the twelve months after the later of the date of termination or the effective date of the separation agreement and release and (c) we will pay up to twelve months of the monthly employer portion of the executive’s health insurance or the cash equivalent thereof, subject to certain conditions and limitations.
If a Qualifying Termination occurs within the six months before, or within the twelve months after, a change in control (as defined in our then-most recently adopted equity incentive plan), then, in lieu of the severance described in the preceding paragraph, upon execution and effectiveness of a separation agreement and release of claims within a stated period (and, if the date of termination occurs before the change in control, subject to the consummation of the change of control), (a) the executive will be entitled to receive one and one-half times the sum of the executive’s base salary and the executive’s target bonus for the then-current year, (b) the executive will be entitled to receive a pro rata portion of his or her target bonus opportunity (based upon his or her period of employment during the relevant year), (c) we will accelerate the vesting of the executive’s equity awards in full and (d) we will pay up to eighteen months of the monthly employer portion of the executive’s health insurance or the cash equivalent thereof, subject to certain conditions and limitations.
The compensation payable under the agreements is subject to possible reduction to the extent that the reduction would result in a higher after-tax payment to the executive. The agreement also includes additional provisions intended to ensure compliance with Section 409A of the Code.

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COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS
Director Compensation
Director Compensation Program for 2025
Our director compensation program for 2025 was designed to provide a majority of the directors’ compensation in the form of equity awards and the remainder of the directors’ compensation in cash in the form of annual retainers and meeting fees.
Directors who were employees did not receive separate compensation for their services as directors. We paid directors serving as employees as set forth in the “Summary Compensation Table For 2025”.
Our director compensation program for 2025 continued the program in place at the end of 2024. Under that program, non-employee directors receive an annual cash retainer of $26,250 as well as $2,625 for each regularly scheduled quarterly board meeting that they attend. In addition, non-employee directors receive an annual restricted stock award having a fair market value of $75,000 on the date of grant. In addition, directors serving in the capacities indicated in the following table receive additional annual restricted stock awards having a fair market value in the amount indicated in the following table for each such position:
Position	Annual Value of Restricted Stock Awards ($)
Non-Employee Chair of the Board or Lead Independent Director	7,500
Audit Committee Chair	18,000
Audit Committee Member (other than Chair)	9,000
Compensation Committee Chair	10,000
Compensation Committee Member (other than Chair)	5,000
Nominating and Corporate Governance Committee Chair	10,000
Nominating and Corporate Governance Committee Member (other than Chair)	5,000
All of these awards vest in four equal quarterly installments and vest in full on the earlier of the first anniversary of the date of grant or the date of the next annual meeting of stockholders. Directors who are newly appointed to any of these positions receive a pro rata award based on their period of service in that position.
In addition, all outstanding equity awards held by non-employee directors vest in full immediately prior to the consummation of a change in control (as defined in our Amended and Restated 2016 Equity and Incentive Plan (the “2016 Plan”) at the time of such change in control).
Director Stock Ownership Guidelines
In April 2022, the compensation committee adopted stock ownership guidelines for non-employee directors, which became effective on June 8, 2022. Under these guidelines, each non-employee director must own fully vested shares having a fair market value of at least three times the director’s annual cash retainer by the later of the fifth anniversary of the date of adoption of the guidelines or the fifth anniversary of the date of the non-employee director’s initial appointment to the board.

KVH Industries, Inc. 2026 Proxy Statement   22

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS
Director Compensation Table for 2025
The following table provides information regarding the compensation of our directors who were not named executive officers for 2025.
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)(2)
David M. Tolley	36,750	106,502	143,252
David B. Kagan	36,750	103,004	139,754
Stephen Deckoff	31,500	75,004	106,504
Joseph Spytek	31,500	99,000	130,500
Charles. R. Trimble(3)	5,250	—	5,250

(1)
Amounts shown do not reflect compensation actually received by the director. Instead, the amounts shown represent the aggregate grant date fair value, computed using the market price on the date of grant in accordance with ASC 718, of restricted stock awards granted during 2025, excluding the effect of estimated forfeitures.

(2)
Amounts shown reflect actual cash earned during 2025 as well as the aggregate grant-date fair value of stock awards granted during 2025. Refer to the “Outstanding Director Equity Awards at December 31, 2025” table for information concerning outstanding equity awards held by our non-employee directors.

(3)
The term of Mr. Trimble ended at the annual meeting of stockholders on June 4, 2025.

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COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS
Outstanding Director Equity Awards at December 31, 2025
The following table provides information concerning outstanding equity awards held by our directors who were not named executive officers on December 31, 2025.
		Stock Awards
Name	Grant Date	Number of Shares of Stock That Have Not Vested (#)	Market Value of Shares of Stock That Have Not Vested ($)(1)
David M. Tolley	8/21/2025	14,523(2)	101,225
David B. Kagan	8/21/2025	14,046(2)	97,901
Stephen Deckoff	8/21/2025	10,228(2)	71,289
Joseph Spytek	8/21/2025	13,500(2)	94,095

(1)
Value is calculated by multiplying the number of restricted stock awards that have not vested by $6.97, the closing price of our common stock on the Nasdaq Global Select Market on December 31, 2025, the last trading day of 2025.

(2)
Amounts reflect restricted stock awards granted on August 21, 2025, which vest in four equal quarterly installments, the first of which vested on November 21, 2025.

KVH Industries, Inc. 2026 Proxy Statement   24

EQUITY COMPENSATION PLANS
The following table provides information as of December 31, 2025 regarding shares authorized for issuance under our equity compensation plans, including individual compensation arrangements. The table does not reflect options to purchase 460,000 shares of common stock granted after December 31, 2025.
The outstanding equity compensation plans approved by our stockholders as of December 31, 2025, were the 2016 Plan and the Amended and Restated 1996 Employee Stock Purchase Plan. As of December 31, 2025, we did not have any equity compensation plan not approved by our stockholders.
Under the 2016 Plan, each share issued under awards other than options and stock appreciation rights reduces the number of shares reserved for issuance by two shares (but reduces the maximum annual number of shares that may be granted to a participant only by one share), and each share issued under options or stock appreciation rights reduces the number of shares reserved for issuance by one share.
The restricted stock awards and stock options reflected in the table were granted on the following terms as determined by the compensation committee: (a) in the case of restricted stock awards, the grantee received the restricted stock award without payment of cash consideration, and (b) in the case of stock options, the exercise price per share of the stock option was equal to the closing price of our common stock on the Nasdaq Global Select Market on the date of the grant.

Equity Compensation Plan Information as of December 31, 2025
Plan category	Number of shares to be issued upon exercise of outstanding options, warrants and rights (#) column (a)	Weighted-average exercise price of outstanding options, warrants and rights ($) column (b)	Number of shares remaining available for future issuance under equity compensation plans (excluding shares reflected in column (a)(#)) column (c)
Equity compensation plans approved by stockholders	1,260,171(1)	7.08	1,053,123(2)
Equity compensation plans not approved by stockholders	—	—	—
Total	1,260,171(1)	7.08	1,053,123(2)

(1)
Does not include 198,554 shares of restricted stock granted under the 2016 Plan which were not vested as of December 31, 2025, and therefore subject to forfeiture. The weighted-average grant-date fair value of these shares of restricted stock was $6.70.

(2)
Each share issued under awards other than options or stock appreciation rights reduces the number of shares reserved for issuance by two shares (but reduces the maximum annual number of shares that may be granted to a participant only by one share), and each share issued under options or stock appreciation rights reduces the shares reserved for issuance by one share. Includes 731,267 shares of common stock reserved for issuance under our Amended and Restated 1996 Employee Stock Purchase Plan.

25   KVH Industries, Inc. 2026 Proxy Statement

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
At the close of business on April 15, 2026, the record date for the annual meeting, there were 19,494,412 shares of our common stock outstanding. On that date, the closing price of our common stock as reported on the Nasdaq Global Select Market was $9.25 per share.
Principal stockholders
The following table provides, to the knowledge of management, information regarding the beneficial ownership of our common stock as of April 15, 2026, the record date for the annual meeting, or as otherwise noted, by:
•
each person known by us to be the beneficial owner of more than five percent of our common stock;

•
each of our directors;

•
each nominee for election as a director;

•
each executive officer named in the summary compensation table; and

•
all of our current directors and executive officers as a group.

KVH Industries, Inc. 2026 Proxy Statement   26

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The persons named in this table have sole voting and investment power with respect to the shares listed, except as otherwise indicated. The inclusion of shares listed as beneficially owned does not constitute an admission of beneficial ownership. Shares included in the “Right to acquire” column consist of shares that may be purchased through the exercise of options that are vested or will vest within 60 days after April 15, 2026, the record date for the annual meeting.
	Shares beneficially owned
	Outstanding	Right to acquire	Total	Percent
5% Stockholders
Black Diamond Capital Management, L.L.C.(1) 2187 Atlantic Street, 9 Floor Stamford, CT 06902	3,508,824	—	3,508,824	18.0%
Bradley L. Radoff(2) 2727 Kirby Drive, Unit 29L Houston, TX 77098	2,505,000	—	2,505,000	12.8%
Michael Torok(3) 68 Mazzeo Drive Randolph, MA 02368	1,400,000	—	1,400,000	7.2%
Systematic Financial Management, L.P.(4) 300 Frank W. Burr Blvd. Glenpointe East, 7 Floor Teaneck, NJ 07666	1,078,844	—	1,078,844	5.5%
Directors and Director Nominees
Stephen H. Deckoff(1)	3,508,824	—	3,508,824	18.0%
Brent C. Bruun	169,624	204,674	674,298	1.9%
David M. Tolley	62,375	—	62,375	*
David B. Kagan	60,392	—	60,392	*
Joseph Spytek	18,000	—	18,000	*
Other Named Executive Officers
Felise B. Feingold	69,654	110,169	179,823	*
Anthony Pike	18,200	33,719	51,919	*
All current directors and current executive officers as a group (7 persons)	3,907,429	348,562	4,255,991	21.4%

*
Less than 1%

(1)
Information is based on a Form 4 filed jointly by Stephen H. Deckoff and Black Diamond Capital Management, L.L.C. (“Black Diamond”) with the SEC on December 9, 2025. Mr. Deckoff is the managing principal of Black Diamond, with each of Black Diamond and Mr. Deckoff having shared voting and dispositive power for 3,498,596 shares. Includes 10,228 shares that are held of record by Mr. Deckoff for the benefit of Black Diamond and/or certain Black Diamond investment vehicles managed by Black Diamond (the “Black Diamond vehicles”) and will be transferred to Black Diamond or the Black Diamond vehicles upon vesting and settlement. Mr. Deckoff’s address is 5330 Yacht Haven Grande, Suite 100, St. Thomas, U.S. Virgin Islands 00802.

(2)
Information is based on a Schedule 13G/A filed jointly by Bradley L. Radoff and The Radoff Family Foundation (“Foundation”) with the SEC on August 5, 2024, as updated most recently by a Form 4 filed jointly by Mr. Radoff and the Foundation with the SEC on February 12, 2026 (the “Radoff Filings”). Includes 325,000 shares held by the Foundation, with respect to which Mr. Radoff may be deemed to be the beneficial owner because he serves as a director of the Foundation. The Radoff Filings indicate that Mr. Radoff has sole voting and dispositive power over the shares held directly and by the Foundation.

(3)
Information is based on a Schedule 13G filed jointly by Michael Torok, JEC II Associates, LLC (“JEC”), and The Heidi S. Shippell-Heiland 2008 Revocable Trust (“Shippell-Heiland Trust”) with the SEC on August 11, 2025. The Schedule 13G indicates that Mr. Torok is the Manager of JEC and the trustee of the Shippell-Heiland Trust. The Schedule 13G states that Mr. Torok beneficially owns 1,400,000 shares of Common Stock, of which (1) 255,000 shares are owned directly, (2) 295,000 are owned by a trust to benefit Mr. Torok (as the settlor of the trust), Sara Torok, K. Peter Heiland, Matthew Canno, and Mr. Torok’s descendants, (3) 690,000 shares owned by JEC as Manager of JEC and (4) 160,000 shares owned by the Shippell-Heiland Trust as trustee of the Shippell-Heiland Trust. The Schedule 13G states that Mr. Torok has sole voting and dispositive power for 550,000 shares and shared voting and dispositive power for 850,000 shares.

(4)
Information is based on a Schedule 13G filed by Systematic Financial Management, L.P. with the SEC on February 10, 2026. The Schedule 13G states that Systematic Financial Management, L.P. has sole voting power for 638,094 shares and sole dispositive power for 1,078,844 shares.

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BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD
Director Independence
A majority of our directors are independent directors under the rules of the Nasdaq Stock Market. Our board of directors has determined that our independent directors are Messrs. Deckoff, Kagan, Tolley, and Spytek.
Board Meetings
During 2025, our board of directors met five times. Each incumbent director attended at least 75% of the total number of meetings held by the board and the committees of the board on which he served during 2025, except that Mr. Deckoff attended 40% of the meetings held by the board. To the extent reasonably practicable, directors are expected to attend board meetings, meetings of committees on which they serve, and our annual meeting of stockholders. Last year, one of the five individuals then serving as directors attended the annual meeting.
Board Leadership Structure
David M. Tolley currently serves as our chairman of the board. The board has determined that, at present, separating the position of chairman of the board from the position of chief executive officer serves the best interests of KVH and our stockholders. The board currently consists entirely of independent directors, other than our president and chief executive officer. In the future, the board may determine to combine the roles of chairman of the board and chief executive officer in appropriate circumstances.
The functions of the board are carried out by the full board, and when delegated, by the board committees. The board has delegated significant authority to the audit, compensation and nominating and corporate governance committees, each of which is comprised entirely of independent directors. The independent directors typically meet in an executive session at regularly scheduled Board meetings and additional executive sessions may be convened at any time at the request of a director.
Risk Management
Our board of directors administers its risk oversight role both directly and through its committee structure. The board consists of five directors, four of whom are independent directors. Of the four independent directors, three serve on one or more of the three principal board committees, which makes them knowledgeable about the aspects of our business under the jurisdiction of those committees. The board’s audit committee meets frequently during the year and discusses with management, our chief financial officer and our independent auditor: (a) current business trends affecting us; (b) the major risk exposures that we face; (c) the steps management has taken to monitor and control these risks; and (d) the adequacy of internal controls that could significantly affect our financial statements. The board also receives regular reports from senior management about business plans and opportunities, as well as the challenges and risks associated with implementing those plans and taking advantage of new opportunities.
Board Committees
Our board of directors has three standing committees: the audit committee, the nominating and corporate governance committee, and the compensation committee. Each member of the audit committee, the nominating and corporate governance committee, and the compensation committee meets the independence requirements of the Nasdaq Stock Market for membership on the committees on which he serves. The audit committee, the nominating and corporate governance committee and the compensation committee each have the authority to retain independent advisors and consultants. We pay the fees and expenses of these advisors. Our board of directors has adopted a written charter for each of the audit committee, the nominating and corporate governance committee and the compensation committee. We have made each of these charters available through the Investors Relations page of our website at: https://ir.kvh.com/governance/ committee-composition.
Audit Committee
As of December 31, 2025, our audit committee was comprised of Messrs. Kagan, Tolley, and Spytek. Our audit committee provides the opportunity for direct contact between our independent registered public accounting firm and members of the board of directors; the auditor reports directly to the audit committee. The audit committee assists the Board in overseeing the integrity of our financial statements, our compliance with legal and regulatory requirements, our cybersecurity program, our independent registered public accounting firm’s qualifications and independence, and the performance of our independent registered public accounting firm. The audit committee is directly responsible for appointing, compensating, evaluating and, when necessary, terminating our independent registered public accounting firm. Our audit committee has established procedures for the treatment of complaints regarding accounting, internal accounting controls or auditing matters, including procedures for the confidential and anonymous submission by our employees of concerns regarding questionable accounting, internal accounting controls or auditing matters. Our board has determined that each of Messrs. Kagan, Tolley, and Spytek

KVH Industries, Inc. 2026 Proxy Statement   28

BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD
is an audit committee financial expert under the rules of the SEC. Our audit committee met four times during 2025.
For additional information regarding the audit committee, please see “Audit Committee Report.”
Nominating and Corporate Governance Committee
As of December 31, 2025, our nominating and corporate governance committee was comprised of Messrs. Kagan, Tolley, and Spytek. Our nominating and corporate governance committee’s responsibilities include providing recommendations to our board of directors regarding nominees for director and membership on the committees of our board. An additional function of the committee is to develop corporate governance practices to recommend to our board and to assist our board in complying with those practices. Our nominating and corporate governance committee met once during 2025.
Compensation Committee
As of December 31, 2025, our compensation committee was comprised of Messrs. Kagan, Tolley, and Spytek. The compensation committee’s responsibilities include providing recommendations to our board regarding the compensation levels of directors, reviewing and approving the compensation levels of executive officers, providing recommendations to our board regarding compensation programs, administering our incentive-compensation plans and equity-based plans, authorizing grants under our stock option and incentive plans, and authorizing other equity compensation arrangements. Our compensation committee met twice during 2025.
Compensation Committee Authority; Delegation.    Our board of directors has delegated to the compensation committee of our board of directors the authority to administer compensation programs for our executive officers and non-employee directors. All principal elements of compensation paid to our executive officers and directors are subject to approval by the compensation committee. Specifically, our board has delegated authority to the compensation committee to determine and approve (1) our compensation philosophy, including evaluating risk management and incentives that create risk, (2) annual base salaries, cash-based incentive compensation and equity-based compensation for our executive officers, (3) equity-based compensation for our non-executive employees and (4) the compensation of our non-employee directors, including cash and equity-based compensation. Under the terms of our 2016 Plan, the compensation committee may delegate authority to one or more executive officers to grant awards at fair market value to persons who are not subject to Section 16 of the Exchange Act and who are not “covered persons” under Section 162(m) of the Internal Revenue Code of 1986, as amended. The compensation committee must specify a limit on the number of awards that may be granted and establish guidelines for the exercise price of any stock option, the conversion ratio or price of other awards and vesting criteria. The compensation committee has not delegated any such authority.
Compensation Committee Process; Role of Executives.    The base salary and equity award for each executive, together with the annual cash-based incentive compensation plan for all executives, have historically been established within the first quarter of each fiscal year at meetings of the compensation committee held for this purpose. These meetings generally follow one or more informal presentations or discussions of our financial performance, including achievement of performance targets, for the prior fiscal year and an internal business plan for the then-current fiscal year for goal-setting purposes. In 2025 and 2024, equity awards were granted in the first quarter. In deciding the compensation to be awarded to the executive officers other than the chief executive officer, the compensation committee reviews and evaluates recommendations from the chief executive officer. The members of the compensation committee discuss these recommendations with the chief executive officer. In deciding the compensation to be awarded to the chief executive officer, the compensation committee typically receives a self-assessment from the chief executive officer and recommendations from the chairman of the compensation committee. The members of the compensation committee then discuss the chairman’s recommendations. The chief executive officer is not present at the time of these deliberations. The compensation committee may accept or adjust any recommendations, and the compensation committee makes all final compensation decisions.
Role of Compensation Consultants.   In prior years, the compensation committee engaged Compensia, an independent compensation consulting firm, which provided guidance regarding the design of our long-term incentive compensation program. Further, in years past, the compensation committee engaged Compensia to perform a more thorough assessment of our executive compensation program, including a review of our then-current compensation arrangements, findings and observations from market data, and potential adjustments for both cash and equity compensation. Compensia’s analysis was used to determine targets for total cash-based incentive compensation as a percentage of base salary. None of Radford, Compensia or any of their respective affiliates provided any services to us in 2025 other than advising the compensation committee and its designees regarding executive compensation matters.
Compensation Recovery Policy.   Effective as of October 2, 2023, our board of directors implemented a compensation recovery policy to recover unearned compensation in accordance with Section 10D of the Exchange Act, Rule 10D-1 under the Exchange Act and Rule 5608 of the Nasdaq Stock Market, as well as to facilitate compliance with Section 304 of the Sarbanes-Oxley Act of 2002. The

29   KVH Industries, Inc. 2026 Proxy Statement

BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD
policy is administered by our compensation committee. The policy provides generally that, if we are required to prepare an accounting restatement due to material noncompliance with financial reporting requirements under applicable securities laws, we will reasonably promptly recover from each current or former executive officer any erroneously awarded incentive-based compensation (as defined in the policy) received after the effective date of the policy and during an applicable three-year recovery period, regardless of fault or responsibility, as well any misconduct-related compensation (as defined in the policy). Incentive-based compensation generally means any compensation that is granted, earned, or vested based wholly or in part upon the attainment of a financial reporting measure, including stock price and total stockholder return. The policy further provides that we will not insure or indemnify any executive officer against the loss of any erroneously awarded incentive-based compensation that is required to be recovered under the policy or any claims relating to enforcement of our rights under the policy.
Director Candidates and Selection Processes
The process followed by our nominating and corporate governance committee to identify and evaluate director candidates includes, as necessary, requests to our Board members and others for recommendations, consideration of candidates recommended by stockholders, meetings from time to time to evaluate biographical information and background materials relating to potential candidates, and interviews of selected candidates by members of the committee and other members of our board. From time to time, the committee may solicit recommendations from an executive search firm. The committee may also solicit the opinions of third parties with whom the potential candidate has had a business relationship. Once the committee is satisfied that it has collected sufficient information on which to base a judgment, the committee votes on the candidate or candidates under consideration.
In evaluating the qualifications of any candidate for director, the committee considers, among other factors, the candidate’s depth of business experience, reputation, personal integrity, understanding of financial matters, familiarity with the periodic financial reporting process, degree of independence from management, possible conflicts of interest and willingness and ability to serve. The committee also considers whether the candidate will add diversity to the board, including the degree to which the candidate’s skills, experience and background complement or duplicate those of our existing directors and will serve the long-term interests of our stockholders. In the case of incumbent directors whose terms are set to expire, the committee also gives consideration to each director’s prior contributions to the board. The minimum qualifications that each director must possess consist of general familiarity with fundamental financial statements, ten years of relevant business experience, no identified conflicts of interest, no convictions in a criminal proceeding during the five years prior to the date of selection and the willingness to execute and comply with our code of ethics. Although the committee considers diversity as a factor in assessing any nomination, the board does not have a formal policy with regard to diversity in identifying director nominees. In selecting candidates to recommend for nomination as a director, the committee abides by our company-wide non-discrimination policy.
The committee will consider director candidates recommended by stockholders and use the same process to evaluate candidates regardless of whether the candidates were recommended by stockholders, directors, management or others. We suggest that stockholders make recommendations by writing to the secretary, who will in turn forward the nomination to the nominating and corporate governance committee, in care of our offices, with sufficient information about the candidate, his or her work experience, his or her qualifications for director, and his or her references as will enable the committee to evaluate the candidacy properly. We also suggest that stockholders make their recommendations well in advance of the anticipated mailing date of our next proxy statement so as to provide our nominating and corporate governance committee an adequate opportunity to complete a thorough evaluation of the candidacy, including personal interviews. We remind stockholders of the separate requirements set forth in our by-laws for nominating individuals to serve as directors, which we discuss elsewhere in this proxy statement.
Board Evaluation Process
Our board recognizes that a thoughtful and rigorous evaluation process is critical to maintaining strong board effectiveness. Consistent with our commitment to sound corporate governance practices, the nominating and corporate governance committee oversees a comprehensive annual evaluation of our board and its committees.
As part of this board evaluation process, our board reviews the following:
•
Overall board and committee performance;

•
Board composition, including whether the board has the right mix of skills and experiences to oversee the successful execution of our strategy;

•
Board discussion topics, meeting agendas and materials, with the goal of maintaining efficient and effective meetings; and

•
Culture and the board’s ability to promote candid discussion within the board and with senior management.

KVH Industries, Inc. 2026 Proxy Statement   30

BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD
The process is led by the chair of our nominating and corporate governance committee, who conducts one-on-one interviews with each director. Comments from each director are anonymized before sharing with the full board to ensure candid reporting and a full and frank discussion.
The feedback received during this process is used to facilitate enhancements to the board’s functioning, committee leadership, meetings and, where appropriate, composition.
Corporate Governance
We seek to ensure that good governance and responsible business principles and practices are part of our culture and values and the way we do business. To maintain and enhance our corporate governance, the board of directors and the nominating and corporate governance committee periodically refine our corporate governance policies, procedures and practices.
Majority Voting in Uncontested Director Elections
Our by-laws provide for majority voting in uncontested director elections and plurality voting in contested director elections. A contested election is an election for which our secretary determines that the number of director candidates (measured as of the date that is ten days before the date on which we file with the SEC our definitive proxy statement for the relevant meeting) exceeds the number of available director positions. Our by-laws require that, in order for a nominee for election to the board of directors in an uncontested election to be elected, he or she must receive a majority of the votes properly cast at the meeting. Ballots for uncontested elections allow stockholders to vote “FOR” or “AGAINST” each nominee and also allow stockholders to abstain from voting on any nominee. Abstentions and broker non-votes will have no effect on the outcome of any election for director. Under our by-laws and in accordance with Delaware law, an incumbent director’s term extends until his or her successor is duly elected and qualified, or until he or she resigns or is removed from office. Thus, an incumbent director who fails to receive the required vote for re-election in an uncontested election at an annual meeting would continue serving as a director (sometimes referred to as a “holdover director”) until his or her term ends for one of the foregoing reasons. In order to address the situation where an incumbent director in an uncontested election receives more votes “AGAINST” his or her re-election than votes “FOR” his or her re-election, the board has adopted a policy to the effect that, in order for an incumbent director in an uncontested election to be nominated for re-election, that director should tender a resignation that would become effective only upon both (i) the failure to obtain the requisite vote for re-election and (ii) the acceptance of the resignation by the board of directors. If an incumbent director were to fail to obtain the requisite vote for re-election, the nominating and corporate governance committee (or another appropriate committee) and the Board would consider the resignation in light of the surrounding circumstances. The policy adopted by the board states that the board will publicly announce its decision regarding the resignation within 90 days after certification of the results of the applicable annual meeting.
Communications with our Board of Directors
Our board, including all of the independent directors, has established a process for facilitating stockholder communications with our board. Stockholders wishing to communicate with our board should send written correspondence to the attention of our corporate secretary, Felise B. Feingold, KVH Industries, Inc., 500 Wood Street, Unit 320, 1st Floor, Bristol, RI 02809, USA, and should include with the correspondence evidence that the sender of the communication is one of our stockholders. Satisfactory evidence would include, for example, contemporaneous correspondence from a brokerage firm indicating the identity of the stockholder and the number of shares held. Our secretary will forward all mail to each member of our board of directors.
Code of Ethics
We have adopted a code of ethics that applies to all of our directors, executive officers and employees, including our principal executive officer and principal financial and accounting officer. The code of ethics includes provisions covering compliance with laws and regulations, insider trading practices, conflicts of interest, confidentiality, protection and proper use of our assets, accounting and record keeping, fair competition and fair dealing, business gifts and entertainment, payments to government personnel and the reporting of illegal or unethical behavior.
You can obtain a copy of our code of ethics through the Investor Relations page of our website at http://kvh.com/ircoe.
Securities Trading Policy
We have adopted a securities trading policy that applies to our directors, officers and employees, as well as certain related persons. In general, the policy prohibits persons who have material non-public information about us, or who obtain material non-public information about another company while acting on our behalf, from trading in the relevant securities or otherwise misusing such information, including “tipping” others. The policy also prohibits short-selling, transactions in derivatives, hedging or pledging with respect to our securities.
Our securities trading policy includes a blackout policy, under which certain directors, officers and employees who regularly have access to material non-public information

31   KVH Industries, Inc. 2026 Proxy Statement

BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD
about us may not trade in our securities during certain periods, including specified end-of-quarter blackout periods, subject to certain exceptions. For example, we permit the use of “Rule 10b5-1 trading plans” that we have precleared. We also require certain directors, officers and employees to preclear any proposed transactions in our securities with us.
In addition, it is our policy not to trade in our securities when we have material non-public information. We do not apply this policy to transactions involving persons who also have such information, such as potential investors who may obtain confidential information from us in advance of an investment.
We believe our securities trading policy is reasonably designed to promote compliance with insider trading laws, rules and regulations, as well as the listing standards of the Nasdaq Stock Market. We filed a copy of our securities trading policy as exhibit 19.1 to our annual report on Form 10-K for the year ended December 31, 2025.
Prohibition on Hedging and Pledging our Stock
We have adopted policies that prohibit our directors, officers and employees from engaging in short selling, transactions in derivatives (such as puts and calls), hedging, and/or pledging with respect to KVH securities. Specifically, our policies prohibit our directors, officers and employees from directly or indirectly purchasing financial instruments (including prepaid variable forward contracts, equity swaps, collars, and exchange funds), or otherwise engaging in transactions, that hedge or offset, or are designed to hedge or offset, any decrease in the market value of KVH securities.
These prohibitions apply to all KVH securities, whether held directly or indirectly, including securities we may issue as compensation.
Our policies also prohibit our directors, officers and employees from directly or indirectly pledging, hypothecating, granting any security interest in, or otherwise encumbering, any securities of KVH (including any transaction through a margin account that imposes such an encumbrance).
Certain Relationships and Related-Party Transactions
Pursuant to our Code of Ethics, our executive officers, directors and employees are to avoid conflicts of interest, except with the approval of the board of directors. A related-party transaction would be a conflict of interest. Pursuant to its charter, the audit committee must review and approve in advance all related-party transactions. It is our policy that the audit committee review and approve transactions involving us and “related parties” (which includes our directors, director nominees and executive officers and their immediate family members, as well as stockholders known by us to own five percent or more of our common stock and their immediate family members). The policy applies to any transaction in which we are a participant and any related party has a direct or indirect material interest, where the amount involved in the transaction exceeds $120,000 in a single calendar year, excluding transactions in which standing pre-approval has been given.
Pre-approved transactions include:
•
compensation of directors and executive officers provided that such compensation is approved by the board of directors or compensation committee or such compensation plan or other arrangement is generally available to full-time employees in the same jurisdiction; and

•
transactions where the related party’s interest arises solely from ownership of our common stock and such interest is proportionate to the interests of stockholders.

The audit committee is responsible for reviewing the material facts of all related-party transactions, subject to the exceptions described above. The audit committee will either approve or disapprove the entry into the related-party transaction. If advance approval is not feasible, the transaction will be considered and, if the audit committee determines it to be appropriate, ratified at the audit committee’s next regularly scheduled meeting.
In determining whether to approve or ratify a transaction with a related party, the audit committee will take into account among other factors that it determines to be appropriate:
•
whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances;

•
the business reasons for the transaction;

•
whether the transaction would impair the independence of an outside director; and

•
the extent of the related party’s interest in the transaction.

Except as stated below, as of the date of this proxy statement there have been no reportable related-party transactions since January 1, 2025, nor are there any pending related-party transactions.
Cooperation Agreement
On February 3, 2023, we entered into a cooperation agreement with Black Diamond, our largest stockholder, and Stephen H. Deckoff, currently one of our directors. Mr. Deckoff was not a director of KVH at the time we entered into the cooperation agreement. Pursuant to the cooperation agreement, we (i) granted Black Diamond a waiver, during the Standstill Period (as defined below), under our stockholder rights plan, allowing Black Diamond to acquire

KVH Industries, Inc. 2026 Proxy Statement   32

BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD
up to 25% of our outstanding common stock without being deemed an “Acquiring Person” under the plan (which has since expired), (ii) permitted Mr. Deckoff to serve as an observer on our board of directors and (iii) agreed to nominate and support Mr. Deckoff as an independent Class III director at the 2023 annual meeting, subject to certain limitations. Black Diamond’s observer right terminated on June 7, 2023, the date Mr. Deckoff was elected as a director. In the event of Mr. Deckoff’s inability to serve as a director due to death, disability, incapacity or other compelling reason, Black Diamond will have the right with replace him as a director, subject to our approval (not to be unreasonably withheld or delayed) and the satisfaction of certain conditions.
Under the cooperation agreement, Black Diamond agreed to certain voting commitments. Until the effective date of any termination or resignation letter submitted by Mr. Deckoff (or his replacement) (such period, the “Standstill Period”), Black Diamond agreed to appear in person or by proxy at each meeting of our stockholders and to vote all of its shares of our common stock in accordance with the Board’s recommendation with respect to the election, removal and/or replacement of directors. The cooperation agreement also contained other voting commitments that expired upon the conclusion of our 2024 annual meeting of stockholders.
During the Standstill Period, Black Diamond is subject to certain standstill provisions, including, among other things, agreeing not to, subject to certain exceptions, (i) acquire cumulative ownership (directly or indirectly) of more than 25% of our outstanding common stock, (ii) transfer its shares of common stock to any third party that would result in such third party owning more than 4.9% of our outstanding common stock, (iii) engage in any solicitation of proxies or consents with respect to any matter or proposal, (iv) nominate or recommend for nomination any person for election to the board, (v) make or be the proponent of any stockholder proposal, (vi) initiate or participate in any tender or exchange offer, merger, consolidation or other extraordinary transaction involving us, (vii) subject any of our voting securities to any voting arrangement or agreement, or (viii) acquire or engage in any transaction involving synthetic equity interests or short interests in us.
Black Diamond and we also agreed to certain non-disparagement and no-litigation provisions, subject to certain exceptions.

33   KVH Industries, Inc. 2026 Proxy Statement

AUDIT COMMITTEE REPORT(1)
The board of directors appointed an audit committee to monitor the integrity of our company’s consolidated financial statements, its system of internal control over financial reporting and the independence and performance of our independent registered public accounting firm. The audit committee also selects our company’s independent registered public accounting firm. Our board of directors adopted a charter for the audit committee in February 2004, which was most recently revised in November 2021. The audit committee currently consists of three independent directors. Each member of the audit committee meets the independence requirements of the Nasdaq Stock Market for membership on the Audit Committee.
Our company’s management is responsible for the financial reporting process, including the system of internal control over financial reporting, and for the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States of America. Our company’s independent registered public accounting firm is responsible for auditing those consolidated financial statements and auditing the effectiveness of internal control over financial reporting. Our responsibility is to monitor and review these processes. We have relied, without independent verification, on the information provided to us and on the representations made by our company’s management and independent registered public accounting firm.
In fulfilling our oversight responsibilities, we discussed with representatives of Grant Thornton LLP, our company’s independent registered public accounting firm, the overall scope and plans for their audit of our company’s consolidated financial statements for the year ended December 31, 2025 and significant audit matters. We met with them, with and without our company’s management present, to discuss the results of their audits of our consolidated financial statements and of our company’s internal control over financial reporting and to discuss with them the overall quality of our company’s financial reporting, as well as the critical audit matters included in their report on our company’s consolidated financial statements.
We reviewed and discussed the audited consolidated financial statements for the year ended December 31, 2025 with management and the independent registered public accounting firm.
We discussed with the independent registered public accounting firm the matters required to be discussed by the rules of the Public Company Accounting Oversight Board (PCAOB) regarding communications with audit committees. In addition, we have discussed with the independent registered public accounting firm its independence from our company and our company’s management, including the matters in the written disclosures and letter which we received from the independent registered public accounting firm under applicable requirements of the PCAOB. We also considered whether the independent registered public accounting firm’s performance of non-audit services for our company is compatible with the auditors’ independence, and concluded that the performance of such non-audit services did not impair the auditors’ independence.
Based on our review and these meetings, discussions and reports, and subject to the limitations on our role and responsibilities referred to above and in the audit committee charter, we recommended to the board of directors that our company’s audited consolidated financial statements for the year ended December 31, 2025 be included in our company’s annual report on Form 10-K for that year.
The Audit Committee
David B. Kagan (Chair)
David M. Tolley
Joseph Spytek
(1)
The material in this report is not soliciting material, is not deemed filed with the SEC and is not incorporated by reference in any of our filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made on, before, or after the date of this proxy statement and irrespective of any general incorporation language in such filing.

KVH Industries, Inc. 2026 Proxy Statement   34

PRINCIPAL ACCOUNTANT FEES AND SERVICES
We expect that representatives of Grant Thornton LLP, our independent registered public accounting firm, will be present at the annual meeting. They will have an opportunity to make a statement if they wish and, if present, will be available to respond to appropriate questions from stockholders.
Fees for Professional Services
The following table provides a summary of the fees for professional services rendered by Grant Thornton LLP for 2025 and 2024.
	Fees
Fee category	2025	2024
Audit fees(1)	$723,301	$753,466
Audit-related fees	$—	$—
Tax fees(2)	$7,732	$—
All other fees	$—	$—
Total fees	$731,033	$753,466

(1)
For 2025 and 2024, audit fees consisted of amounts billed for professional services rendered for the integrated audit of our consolidated financial statements, including compliance with Section 404 of the Sarbanes-Oxley Act of 2002, review of the interim condensed consolidated financial statements included in quarterly reports and the statutory audit of our Denmark location.
(2)
For 2025, the tax fees consisted of amounts billed for professional services rendered in connection with indirect tax advice relating to the consequences of relocating all local inventory holdings to our US company.

We did not engage Grant Thornton LLP to provide any other services during or with respect to 2025 or 2024.
Pre-Approval Policies and Procedures
Our audit committee approves each engagement for auditor non-audit services before we engage our independent registered public accounting firm to provide those services.
Our audit committee has not established any pre-approval policies or procedures that would allow our management to engage our independent registered public accounting firm to provide any specified services with only an obligation to notify the audit committee of the engagement for those services.

DELINQUENT SECTION 16(a) REPORTS
Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers and directors and persons who beneficially own more than ten percent of our common stock to file reports of ownership and changes in ownership with the SEC. SEC regulations require executive officers, directors and greater-than-ten-percent stockholders to furnish us with copies of all Section 16(a) forms they file.
Based solely upon a review of Forms 3, 4, and 5, and amendments thereto, furnished to us with respect to 2025, we believe that all Section 16(a) filing requirements applicable to our executive officers, directors and greater-than-ten-percent stockholders were fulfilled in a timely manner, except that (i) Joseph Spytek failed to timely file one Form 4 with respect to one transaction and (ii) Brent C. Bruun failed to timely file one Form 4 with respect to two transactions.

35   KVH Industries, Inc. 2026 Proxy Statement

STOCKHOLDER PROPOSALS
We give careful consideration to proposals received from stockholders. Stockholder proposals submitted in accordance with Rule 14a-8 under the Exchange Act are eligible for consideration for inclusion in our proxy statement for the 2027 annual meeting of stockholders if they are received by the company on or before December 29, 2026. In order for a stockholder proposal submitted outside of Rule 14a-8 to be considered at the 2027 annual meeting of stockholders, such proposal must be received by the company not later than the last date for submission of stockholder proposals under the by-laws. In order for a proposal (including nominations of directors) to be timely under the by-laws, it must be received not later than the close of business 90 days (i.e., February 5, 2027) nor earlier than 120 days (i.e., January 6, 2027) before the “Specified Date.” Under the by-laws, the Specified Date is the first Wednesday in May each year (unless it is a legal holiday, in which case the Specified Date is the next day following the Specified Date that is not a legal holiday).
In the event that the 2027 annual meeting of stockholders is called for a date that is prior to the Specified Date, and if less than 105 days’ notice or prior public disclosure of the date of such annual meeting is given or made, notice of any proposal (including nominations of directors) submitted pursuant to the by-laws by a stockholder to be timely must be received not later than the close of business on the tenth day following the earlier of the day on which notice of the date of such annual meeting is mailed or the day on which public disclosure is made of the date of such annual meeting.
In addition, under Rule 14a-19(b) under the Exchange Act, a stockholder intending to solicit proxies in support of director nominees other than our nominees must provide notice of that intent to us. For our 2027 annual meeting of stockholders, the deadline for providing that notice is currently April 11, 2027. If we change the date of the 2027 annual meeting of stockholders by more than 30 calendar days from the anniversary of the date of our 2026 annual meeting of stockholders, the deadline for the notice under Rule 14a-19 will be the later of 60 calendar days before the date of the 2026 annual meeting or the 10th calendar day after we first publicly announce the date of the 2027 annual meeting of stockholders. The deadline under Rule 14a-19(b) is a minimum notice requirement that does not override or supersede the earlier deadline in our by-laws. A stockholder intending to solicit proxies in support of director nominees other than our nominees must satisfy the requirements of both our by-laws and Rule 14a-19, which imposes conditions beyond those in our by-laws. Rule 14a-19(b) requires that the stockholder’s notice to us must include the names of all nominees for whom the stockholder intends to solicit proxies and must include a statement that the stockholder intends to solicit the holders of shares representing at least 67% of the voting power of shares entitled to vote on the election of directors in support of director nominees other than our nominees.

ADDITIONAL INFORMATION
Annual Report to Shareholders.   A copy of our annual report on Form 10-K for fiscal year 2025 as filed with the SEC, together with this proxy statement, is being mailed to stockholders of record as of April 15, 2026. The 2025 Annual Report contains detailed business and financial information about us. The 2025 Annual Report is not incorporated herein and is not deemed a part of this proxy statement.
A copy of our 2025 Annual Report, excluding exhibits, may also be obtained by shareholders without charge by request to KVH Industries, Inc., 500 Wood Street, Unit 320, 1st Floor, Bristol, RI 02809, Attention: Eileen Pribula or by calling (401) 847-3327 and may be accessed on our website, www.kvh.com.
Eliminating Duplicate Mailings.   If you share an address with other KVH stockholders, you may receive notification that you are being sent only a single copy of the proxy materials (including a copy of this proxy statement and the 2025 Annual Report), unless your bank, broker or other intermediary that provides the notification receives contrary instructions from the affected stockholders. This practice, permitted under SEC rules and commonly referred to as “householding,” is designed to reduce expenses associated with proxy solicitations.
If, at any time, you no longer wish to participate in householding and would prefer to receive a separate set of proxy materials, please notify your broker if your shares of common stock are held in a brokerage account or KVH if you hold registered shares of common stock. We will promptly deliver a separate copy of the proxy materials upon request. You can notify KVH by calling (401) 847-3327 or sending a written request to KVH Industries, Inc., 500 Wood Street, Unit 320, 1st Floor, Bristol, RI 02809, Attention: Eileen Pribula.

KVH Industries, Inc. 2026 Proxy Statement   36

01 - S tephen H. Deckoff as a Class III Director to a threeyear term expiring 2029 02 - David M. Tolley as a Class III Director to a threeyear term expiring 2029 1 U P X For Against Abstain For Against Abstain A Proposals — The Board of Directors recommends a vote FOR the nominees and FOR Proposals 2 and 3. 049YAD 2. To approve, on an advisory (non-binding) basis, the compensation of our named executive officers in 2025; and 3. To ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm in 2026 1. To elect two Class III directors to a three-year term expiring in 2029; For Against Abstain For Against Abstain Please sign exactly as your name(s) appear(s) on the books of KVH Industries, Inc. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, this signature should be that of an authorized officer who should state his or her title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below Annual Meeting Proxy Card Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q B Non-Voting Items Change of Address — Please print new address below. Comments — Please print your comments below. You may vote online or by phone instead of mailing this card. Online Go to www.investorvote.com/KVHI or scan the QR code — login details are located in the shaded bar below. Your vote matters – here’s how to vote! Votes submitted electronically must be received by 11:00 a.m., ET, on June 10, 2026. Save paper, time and money! Sign up for electronic delivery at www.investorvote.com/KVHI Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada

Small steps make an impact.Help the environment by consenting to receive electronicdelivery, sign up at www.investorvote.com/KVHITHIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF KVH INDUSTRIES, INC.A STOCKHOLDER WISHING TO VOTE IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OFDIRECTORS NEED ONLY SIGN AND DATE THIS PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE.Proxy for Annual Meeting of Stockholdersto be held on June 10, 2026.The undersigned, revoking all prior proxies, hereby appoints Felise Feingold, proxy and attorney-in fact, to vote all shares of Common Stock of KVHIndustries, Inc., which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at the offices of KVH Industries, Inc.,500 Wood Street, Unit 320, 1st Floor, Bristol, RI 02809 USA on June 10, 2026, at 11:00 a.m. ET, and at any adjournments or postponements thereof, uponmatters set forth in the Notice of Annual Meeting and Proxy Statement, a copy of which has been received by the undersigned, and in their discretion uponany business that may properly come before the meeting or any adjournments or postponements thereof. Attendance of the undersigned at the meeting orany adjourned or postponed session thereof will not be deemed to revoke this proxy unless the undersigned shall affirmatively indicate the intention of theundersigned to vote the shares represented hereby prior to the exercise of this proxy.The shares represented by this proxy will be voted as directed. If no voting direction is given on a proposal, the shares represented by this proxy willbe voted as recommended by the Board of Directors. Unless this proxy is expressly marked to vote “AGAINST” the election of the Class III directornominees or to “ABSTAIN” from voting for the election of the Class III director nominees, this proxy will be deemed to grant authority to vote “FOR”the election of the Class III director nominees.PLEASE VOTE, DATE AND SIGN ON REVERSE, AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.Proxy — KVH Industries, Inc.q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.qImportant Notice Regarding the Availability of Proxy Materialsfor the Annual Meeting of Stockholders to be held on June 10, 2026The proxy statement for the 2026 annual meeting of stockholders of KVH Industries, Inc. and the related 2025 annual report to stockholders are availableon the Internet at www.kvh.com/annual. You can read, print, download and search these materials at that website. The website does not use “cookies” orother tracking devices to identify visitors.Dear Stockholder,Please take note of the important information enclosed with this proxy card.Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.Please mark the boxes on this proxy card to indicate how you would like your shares to be voted. Then sign the card, detach it and return it in the enclosedpostage-paid envelope. Alternatively, you can vote by Internet or telephone using the instructions on the back of this card.Your vote must be received in sufficient time to be voted at the Annual Meeting of Stockholders to be held on June 10, 2026.Thank you in advance for your prompt consideration of these matters.Sincerely,KVH Industries, Inc.The 2026 Annual Meeting of Stockholders of KVH Industries, Inc. will be held onJune 10, 2026 at 11:00 a.m. ET, at the offices of KVH Industries, Inc., 500 Wood Street, Unit 320, 1st Floor, Bristol, RI 02809 USA